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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.                               )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Atlantic Power Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

DEFINITIVE PROXY STATEMENT

NOTICE OF ANNUAL AND SPECIAL MEETING
OF SHAREHOLDERS AND
MANAGEMENT INFORMATION CIRCULAR
AND
PROXY STATEMENT

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 21, 2016

APRIL 29, 2016

Headquarters Address	Registered Address
3 Allied Drive, Suite 220	215-10451 Shellbridge Way
Dedham, Massachusetts 02026	Richmond, British Columbia V6X 2W8
United States	Canada

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

              NOTICE IS HEREBY GIVEN that an annual and special meeting (the "Meeting") of the shareholders (the "Shareholders") of Atlantic Power Corporation (the "Corporation" or "Atlantic Power") will be held at the Omni King Edward Hotel, Belgravia Room, 37 King Street East, Toronto, Ontario, Canada M5C 1E9 on Tuesday the 21st day of June, 2016 at the hour of 10:00 a.m. (Eastern time) for the following purposes:

1.
TO RECEIVE the financial statements of the Corporation for the year ended December 31, 2015, together with the report of the auditors thereon;

2.
TO ELECT seven directors to the board of directors of the Corporation;

3.
TO HOLD a non-binding advisory vote on named executive officer compensation;

4.
TO APPOINT auditors of the Corporation and authorize the board of directors of the Corporation to fix the remuneration of the auditors;

5.
TO CONSIDER the approval of an ordinary resolution of the Shareholders, the full text of which is set forth in Schedule "A" to this Information Circular and Proxy Statement, to approve, ratify and confirm the Shareholder Rights Plan adopted by the Board of Directors of the Corporation effective February 28, 2013 between the Corporation and Computershare Investor Services Inc., as rights agent; and

6.
TO TRANSACT such further or other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

              At the Meeting, each Shareholder of record at the close of business on April 25, 2016 will be entitled to one vote for each Common Share of the Corporation held on all matters proposed to come before the Meeting.

              The accompanying Information Circular and Proxy Statement provides additional information relating to the matters to be dealt with at the Meeting and forms part of this notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 21, 2016

              The U.S. Securities and Exchange Commission (the "SEC") has adopted a "Notice and Access" rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") to Shareholders in lieu of a paper copy of the Information Circular and Proxy Statement, related materials and the Corporation's Annual Report to Shareholders (collectively, the "Proxy Materials"). The Notice of Internet Availability provides instructions as to how Shareholders can access the Proxy Materials online, contains a listing of

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matters to be considered at the Meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.

              The Corporation is relying on the exemptions set forth in Section 9.1.5 of National Instrument 51-102—Continuous Disclosure Obligations and Section 9.1.1 of National Instrument 54-101—Communication with Beneficial Owners of Securities of a Reporting Issuer from the requirement under Canadian securities laws to send paper copies of the Proxy Materials to registered and beneficial shareholders of the Corporation.

              The Corporation's Information Circular and Proxy Statement and Annual Report for the year ended December 31, 2015 are available free of charge at https://materials.proxyvote.com/04878Q.

              DATED at Toronto, Ontario this 29th day of April, 2016.

BY ORDER OF THE BOARD OF DIRECTORS
"Irving R. Gerstein" Chair of the Board of Directors Atlantic Power Corporation

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ATLANTIC POWER CORPORATION
INFORMATION CIRCULAR AND PROXY STATEMENT

Introduction

              This information circular and proxy statement (the "Information Circular and Proxy Statement") is furnished in connection with the solicitation of proxies by or on behalf of the board of directors (the "Directors", the "Board", or the "Board of Directors", and each one individually, a "Director") of Atlantic Power Corporation (the "Corporation" or "Atlantic Power"), for use at the annual and special meeting (the "Meeting") of the holders ("Shareholders") of common shares ("Common Shares") of the Corporation to be held on June 21, 2016 at the Omni King Edward Hotel, Belgravia Room, 37 King Street East, Toronto, Ontario, Canada M5C 1E9 commencing at 10:00 a.m. (Eastern time), and at all postponements or adjournments thereof, for the purposes set forth in the accompanying notice of the Meeting (the "Notice of Meeting"). In this Information Circular and Proxy Statement, references to "Cdn$" and "Canadian dollars" are to the lawful currency of Canada and references to "$", "US$" and "U.S. dollars" are to the lawful currency of the United States. All dollar amounts herein are in U.S. dollars, unless otherwise indicated. The information contained herein is given as at April 29, 2016, except where otherwise noted.

              On or about May 5, 2016, we intend to mail to our stockholders a notice containing instructions on how to access the Proxy Materials (as defined below) and how to vote their Common Shares online. In accordance with the requirements of National Instrument 54-101—Communication with Beneficial Owners of Securities of a Reporting Issuer, for purposes of distributing to non-registered Shareholders who have requested a copy, the Corporation has distributed copies of this Information Circular and Proxy Statement to the intermediaries for onward distribution to such non-registered Shareholders.

              The U.S. Securities and Exchange Commission (the "SEC") has adopted a "Notice and Access" rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") to Shareholders in lieu of a paper copy of the Information Circular and Proxy Statement and related materials and the Corporation's Annual Report to Shareholders (collectively, the "Proxy Materials"). The Notice of Internet Availability provides instructions as to how Shareholders can access the Proxy Materials online, contains a listing of matters to be considered at the Meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.

              The Corporation is relying on the exemptions set forth in Section 9.1.5 of National Instrument 51-102—Continuous Disclosure Obligations and Section 9.1.1 of National Instrument 54-101—Communication with Beneficial Owners of Securities of a Reporting Issuer from the requirement under Canadian securities laws to send paper copies of the Proxy Materials to registered and beneficial shareholders of the Corporation.

Important Notice Regarding Availability of Proxy Materials

              The Proxy Materials are available at https://materials.proxyvote.com/04878Q. You will need to enter the control number located on the Notice of Internet Availability or proxy card.

              The Corporation is providing some of its Shareholders, including Shareholders who have previously asked to receive paper copies of the proxy materials and some of its Shareholders who are living outside of the United States and Canada, with paper copies of the proxy materials in addition to a Notice of Internet Availability.

              In addition, the Corporation is providing Notice of Internet Availability by e-mail to those Shareholders who have previously elected delivery of the proxy materials electronically. Those Shareholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Electronic Access to the Proxy Materials

              You can elect to receive future proxy materials by email, which will save the Corporation the cost of producing and mailing documents to you. Shareholders may enroll to receive proxy materials electronically as follows:

              Shareholders of Record:    If you are a registered shareholder, you may request electronic delivery on the Internet at www.proxyvote.com.

              Beneficial Holders:    If your shares are not registered in your name, check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.

Voting and Quorum

              A quorum must be present at the Meeting for any business to be conducted. Pursuant to the Corporation's articles of continuance (the "Articles"), two persons, present in person, each being a Shareholder entitled to vote at a meeting of Shareholders or a duly appointed proxy for a Shareholder so entitled constitutes a quorum. Shares represented by "broker non-votes," as described below, will be considered as present for purposes of constituting a quorum.

              Shareholders may vote by attending the Meeting and voting in person. If you choose not to attend the Meeting, you may still authorize your proxy over the internet or by telephone by following the instructions provided in the Notice of Internet Availability or, if you requested to receive printed Proxy Materials, you may also vote by telephone or by mailing the accompanying form of proxy ("Form of Proxy") pursuant to instructions provided on the proxy card, or by sending voting instructions ("Voting Instructions") to your nominee in accordance with the procedures set forth below under "—Information for Beneficial Holders of Securities." All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Meeting, and not revoked or superseded, will be voted at the Meeting in accordance with the instructions indicated on those proxies.

              A "broker non-vote" occurs when a nominee holding Common Shares for a beneficial holder has not received Voting Instructions from such beneficial holder but such nominee submits a Form of Proxy in respect of such Common Shares in accordance with New York Stock Exchange ("NYSE") rules. Generally, under current Canadian securities laws and NYSE rules, brokers will not have discretionary authority to vote such uninstructed Common Shares with respect to any matter to be voted upon at the Meeting, except that U.S. brokers will have discretionary authority to vote uninstructed Common Shares with respect to the appointment of auditors as described below, in accordance with NYSE rules.

              For purposes of counting votes, (i) abstentions from voting will be counted as votes cast at the Meeting; however, such abstentions will not be counted as votes cast for or against a matter; and (ii) broker non-votes will not be counted as votes cast at the Meeting, except that broker votes with respect to which U.S. brokers have exercised their discretionary authority to vote uninstructed Common Shares in accordance with NYSE rules shall be counted as votes cast at the Meeting.

Proxy Solicitation and Voting

Solicitation of Proxies

              The solicitation of proxies for use at the Meeting is being made by or on behalf of the Board of Directors of the Corporation. The solicitation of proxies for the Meeting will be made primarily by mail, but proxies may also be solicited personally, in writing or by telephone by employees of the Corporation, at nominal cost. The Corporation will bear the cost in respect of the solicitation of proxies for the Meeting and will bear the legal, printing and other costs associated with the preparation of the Information Circular and Proxy Statement. In addition, Kingsdale Shareholder Services ("Kingsdale") has been retained to assist in the solicitation of proxies for the Meeting at a fee of approximately $85,000, plus associated costs and expenses. The Corporation may also reimburse brokers and other persons holding Common Shares in their name or in the name of nominees for their costs incurred in sending proxy material to their principals in order to obtain their proxies. Kingsdale can be contacted by phone toll-free at 1-866-229-8263 (for calls in Canada and the United States) or 1-416-867-2272 (for callers outside North America) or by e-mail at contactus@kingsdaleshareholder.com.

Appointment and Revocation of Proxies

              Together with the Information Circular and Proxy Statement, the Shareholders will also be provided a Form of Proxy. The persons named in such Form of Proxy are Directors. A Shareholder who wishes to appoint some other person to represent him, her or it at the Meeting may do so by inserting such person's name in the blank space provided in the accompanying Form of Proxy or by completing another proper Form of Proxy. Such other person appointed to represent a Shareholder need not be a Shareholder of the Corporation. The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice.

              To be valid, a Form of Proxy must be deposited at the offices of Computershare Investor Services Inc. (the "Agent"), 8th Floor, North Tower, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1 or returned to the Agent by fax at 1-866-249-7775 (North America) or 416-263-9524 (outside North America), or at the offices of the Corporation by written instrument, fax or any other method of transmitting legibly recorded messages, so as not to arrive later than 10:00 a.m. (Eastern Daylight Time) on June 17, 2016. If the Meeting is adjourned, a Form of Proxy must be deposited at the offices of the Agent 48 hours (excluding Saturdays, Sundays and holidays) before the time set for any reconvened meeting at which the Form of Proxy is to be used.

    A registered Shareholder of record may vote in the following ways:

    By mail—Complete, sign, date and return the Form of Proxy in the postage paid envelope provided to Computershare Investor Services Inc.

    Internet—Go to www.investorvote.com/ATP. Enter the 15-digit control number on the Notice of Internet Availability or Form of Proxy and follow the instructions to vote your shares.

    By Phone—Call 1-866-732-8683 (toll-free in North America) and enter the 15-digit control number printed on the Form of Proxy. Follow the interactive voice recording instructions to submit your vote.

    In Person—Attend the meeting and register with the Transfer Agent, Computershare Investor Services Inc. Please do not fill out and return your Form of Proxy if you intend to vote in person at the Meeting.

              The internet and telephone voting procedures are designed to authenticate Shareholders' identities and to confirm that their instructions have been properly recorded.

              If you hold Common Shares through an intermediary (such as a broker, securities dealer, bank, trust company or similar entity), you may vote by following the voting instruction form provided to you by such intermediary (see "Information for Beneficial Holders of Securities").

              The document appointing a proxy must be in writing and completed and signed by a registered Shareholder or his or her attorney authorized in writing or, if the registered Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Instructions provided to the Agent by a registered Shareholder must be in writing and completed and signed by the registered Shareholder or his or her attorney authorized in writing or, if the registered Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Persons signing as officers, attorneys, executors, administrators, and trustees or similarly otherwise should so indicate and provide satisfactory evidence of such authority.

              A Shareholder that has given a Form of Proxy may revoke the Form of Proxy: (a) by completing and signing a Form of Proxy bearing a later date and depositing it as aforesaid; (b) by depositing an instrument in writing executed by the Shareholder or by his or her attorney authorized in writing: (i) at the registered office of the Corporation at any time up to and including the last business day preceding the day of the applicable Meeting, or any adjournment thereof, at which the proxy is to be used, or (ii) with the Chair of the Meeting prior to the commencement of such Meeting on the day of such Meeting or any adjournment thereof; or (c) in any other manner permitted by law. In order for a Beneficial Holder (as defined below) to revoke Voting Instructions previously given to his or her intermediary (such as a broker, securities dealer, bank, trust company or similar entity) with respect to the voting of the Common Shares, the Beneficial Holder must carefully follow the procedures and instructions received from his or her intermediary.

Voting of Proxies

              The persons named in the accompanying Form of Proxy will vote such proxy in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying Form of Proxy is executed and returned (and not revoked) prior to the

Meeting, the Common Shares represented by the Form of Proxy will be voted at the Meeting as follows:

  •
  FOR the election of Irving R. Gerstein, R. Foster Duncan, Kevin T. Howell, Holli C. Ladhani, Gilbert S. Palter, Teresa M. Ressel, and James J. Moore, Jr. to the Board of Directors as described under the heading "Matters to be Considered at the Meeting—Election of Directors";

  •
  FOR the approval, by non-binding advisory vote, of named executive officer compensation;

  •
  FOR the appointment of KPMG LLP as auditors of the Corporation and to authorize the Board of Directors to fix the auditor's remuneration; and

  •
  FOR the approval of an ordinary resolution of the Shareholders, the full text of which is set forth in Schedule "A" to this Information Circular and Proxy Statement, to approve, ratify and confirm the Shareholder Rights Plan adopted by the Board of Directors of the Corporation effective February 28, 2013 between the Corporation and Computershare Investor Services Inc. as rights agent.

              For more information on these issues, please see the section entitled "Matters to be Considered at the Meeting" in this Information Circular and Proxy Statement.

              The persons appointed pursuant to the Form of Proxy are conferred with discretionary authority with respect to amendments to or variations of matters identified in the Form of Proxy and with respect to other matters that may properly come before the Meeting. In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting, it is the intention of the persons designated in the enclosed Form of Proxy to vote in accordance with their best judgment on such matter or business. At the time of printing the Information Circular and Proxy Statement, the Directors know of no such amendments, variations or other matters.

Information for Beneficial Holders of Securities

              Information set forth in this section is very important to persons who hold Common Shares otherwise than in their own names. A non-registered Shareholder of the Corporation (a "Beneficial Holder") who beneficially owns Common Shares, but whose Common Shares are registered in the name of an intermediary (such as a securities broker, financial institution, trustee, custodian or other nominee who holds securities on behalf of the Beneficial Holder or in the name of a clearing agency in which the intermediary is a participant) should note that only a Form of Proxy deposited by Shareholders whose names are on the records of the Corporation as the registered holders of Common Shares as of the Record Date (as defined below) can be recognized and acted upon at the Meeting.

              Common Shares that are listed in an account statement provided to a Beneficial Holder by a broker are likely not registered in the Beneficial Holder's own name on the records of the Corporation and such Common Shares are more likely registered in either the name of CDS Clearing and Depository Services Inc. ("CDS") or its nominee, or the name of The Depositary Trust Company ("DTC") or its nominee.

              Applicable regulatory policy requires brokers and other intermediaries to seek Voting Instructions from Beneficial Holders in advance of shareholders' meetings. Every broker or other intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Holders in order to ensure that their Common Shares are voted at the Meeting. Often, the voting instruction form (the "Voting Instruction Form") supplied to a Beneficial Holder by its broker is identical to the Form of Proxy provided to registered Shareholders. However, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Beneficial Holder. Most brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. ("Broadridge"). Broadridge typically prepares a machine-readable Voting Instruction Form, mails those forms to the Beneficial Holders and asks Beneficial Holders to return Voting Instructions to Broadridge. Broadridge then tabulates the results of all Voting Instructions received and provides appropriate instructions representing the voting of the securities to be represented at the Meeting. A Beneficial Holder receiving a Broadridge Voting Instruction Form cannot use that Voting Instruction Form to vote Common Shares directly at the Meeting. Voting Instructions must be returned to Broadridge well in advance of the Meeting in accordance with the instructions set out on the Voting Instruction Form in order to have the Common Shares voted.

    A Beneficial Shareholder of record may vote in the following ways:

    By mail—Complete, sign, date and return the Voting Instruction Form in the postage paid envelope provided to Broadridge Financial Solutions, Inc.

    Internet—Go to www.proxyvote.com. Enter the 16-digit control number on the Notice of Internet Availability or Voting Instruction Form and follow the instructions to vote your shares.

    By Phone—Call 1-800-454-8683 (toll-free in North America) and enter the 16-digit control number printed on the Notice of Internet Availability or Voting Instruction Form. Follow the interactive voice recording instructions to submit your vote.

              The internet and telephone voting procedures are designed to authenticate Shareholders' identities and to confirm that their instructions have been properly recorded.

              Generally, Canadian securities laws and NYSE rules prohibit brokers from voting on any of the proposals without receiving Voting Instructions from the Beneficial Holders of the Common Shares, except that U.S. brokers will have discretionary authority to vote uninstructed shares with respect to the appointment of auditors, in accordance with NYSE rules. In the absence of Voting Instructions, Common Shares subject to such broker non-votes will not be counted as voted or as represented on those proposals and so will have no effect on the vote other than with respect to the appointment of auditors where a U.S. broker has exercised its discretionary authority to vote uninstructed shares in accordance with NYSE rules. As brokers generally may not vote your Common Shares in the absence of your specific instructions as to how to vote (except in the limited circumstances described above), we encourage you to provide Voting Instructions to your broker regarding the voting of your Common Shares. If you require assistance voting your shares, please contact Kingsdale Shareholder Services at 1-866-229-8263 (for calls in Canada and the United States) or 1-416-867-2272 (for callers outside North America) or by e-mail at contactus@kingsdaleshareholder.com.

              Although Beneficial Holders may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of CDS, DTC or their broker or other intermediary, a Beneficial Holder may attend the Meeting as proxy holder for the registered Shareholder and vote his or her Common Shares in that capacity. Beneficial Holders who wish to attend the Meeting and indirectly vote their own Common Shares as proxy holder for the registered Shareholder should enter their own names in the blank space on the Voting Instruction Form provided to them and return the same to their broker or other intermediary (or the agent of such broker or other intermediary) in accordance with the instructions provided by such broker, intermediary or agent well in advance of the Meeting.

Voting Securities and Principal Holders Thereof

              The Corporation is authorized to issue an unlimited number of Common Shares. As of the date of this Information Circular and Proxy Statement, there were 122,083,528 Common Shares outstanding.

              At the Meeting, each Shareholder of record at the close of business on April 25, 2016, the record date established for the Notice of Meeting and for voting at the Meeting (the "Record Date"), will be entitled to one vote for each Common Share held on all matters proposed to come before the Meeting. At the close of business on the Record Date, there were 122,083,528 Common Shares outstanding and entitled to be voted at the Meeting.

              To the knowledge of the Board of Directors, there are no persons that beneficially own or exercise control or direction over Common Shares carrying approximately 10% or more of the votes attached to the issued and outstanding Common Shares. For more information, please see the section entitled "Security Ownership of Certain Beneficial Owners and Management" in this Information Circular and Proxy Statement.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD

Board of Directors

              The Corporation is pleased to make the following disclosures regarding its corporate governance practices pursuant to National Policy 58-201—Corporate Governance Guidelines, National Instrument 58-101—Disclosure of Corporate Governance Practices, and Item 407 of Regulation S-K and other applicable rules of the U.S. Securities and Exchange Commission (the "SEC") and NYSE rules:

  •
  Directors are elected by Shareholders at the Corporation's annual general meeting, which is generally held in June of each year. Each Director holds office until the next annual meeting of the Shareholders or until his or her successor is elected or appointed. At the annual general and special meeting of Shareholders held on June 29, 2010, Shareholders approved, among other things, changes to the Corporation's Articles reducing the minimum Canadian residency requirement for Directors from 50% to 25%.

  •
  Under the Corporation's independence standards and under the NYSE corporate governance rules, a majority of the Board of Directors must qualify as "independent directors." At least annually, the Board of Directors is required to evaluate all relationships between the Corporation and each Director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such Director's ability to satisfy his or her responsibilities as an independent Director. The Board of Directors has determined that each of Irving R. Gerstein, R. Foster Duncan, Kevin T. Howell, Holli C. Ladhani, John A. McNeil (who will not stand for re-election at the Meeting), Gilbert S. Palter and Teresa M. Ressel is currently an independent Director.

  •
  The non-independent member of the Board of Directors is James J. Moore, Jr. Mr. Moore is the President and Chief Executive Officer of the Corporation.

  •
  Three Directors also serve as directors on the boards of other reporting issuers (or the equivalent in other jurisdictions). Mr. Gerstein serves as a director on the boards of Medical Facilities Corporation and Student Transportation Inc., Ms. Ressel serves as director on the board of ON Semiconductor and Mr. Howell serves as the Chairman of the Board of Illinois Power Generating Company.

  •
  The independent members of the Board of Directors meet regularly without management present.

  •
  The Chair of the Board of Directors, Mr. Gerstein, is an independent Director. Mr. Gerstein's responsibilities include establishing, in consultation with the Chief Executive Officer of the Corporation, the Directors and appropriate members of management, the agendas for each meeting of the Board of Directors. The agenda for each committee meeting is established by the Chair of that committee in consultation with appropriate members of the committee and management.

              Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a Director) and (ii) the total number of meetings of all committees of the Board of Directors on which the Director served (during the periods that he or she served).

              The Corporation does not have a policy of requiring its Directors to attend the annual general meeting of Shareholders. The Chair of the Board of Directors is expected to attend and chair meetings of the Shareholders. All eight of the Directors then serving attended the annual meeting held on June 23, 2015.

              The Board of Directors meets as necessary, but no fewer than four times each year: three meetings to review quarterly results and one meeting prior to the issuance of the annual audited financial results of the Corporation. In addition, the Board of Directors generally meets annually in December to discuss the annual budget and in February to discuss the annual strategy and director education (and more frequently if required). The committees of the Board of Directors meet as required by their respective charters. Given the business environment and desire to proactively position the business in light of our 2015 activities, the Board of Directors met more frequently in 2015.

Committees of the Board

              The Board of Directors has established four committees:

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  the Audit Committee;

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  the Compensation Committee;

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  the Nominating and Corporate Governance Committee; and

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  the Operations and Commercial Oversight Committee.

               Audit Committee.    The Corporation has established an Audit Committee consisting of Messrs. Gerstein, Duncan and McNeil (who will not stand for reelection at the Meeting) and Mses. Ladhani and Ressel, each of whom is an independent Director under the NYSE corporate governance rules. The Chair of the Audit Committee was, for fiscal year ended 2015, and continues to be Holli C. Ladhani. The Board of Directors has determined that Ms. Ladhani, Mr. Duncan and Ms. Ressel each qualify as an "audit committee financial expert" as the term is defined in the rules of the SEC. The Audit Committee's primary purposes are to, among other things: (i) assist the Board of Directors in its oversight and supervision of the integrity of the accounting and financial reporting practices and procedures, the implementation and adequacy of the internal accounting controls and procedures and the compliance with legal and regulatory requirements in respect of financial disclosure; (ii) assess and monitor the strategic, operating, reporting and compliance risks of the business; and (iii) supervise the qualification, independence and performance of independent accountants of the Corporation.

              The Audit Committee met 5 times during 2015.

               Compensation Committee.    The Corporation has established a Compensation Committee consisting of Messrs. Howell, McNeil (who will not stand for reelection at the Meeting) and Palter and Mses. Ladhani and Ressel, each of whom is an independent Director under the NYSE corporate governance rules and National Policy 58-201 — Corporate Governance Guidelines. In 2014, Kenneth M. Hartwick acted as the Chair of the Compensation Committee until he was appointed Interim President and Chief Executive Officer of the Corporation after the close of business on September 15, 2014, at which time Mr. John A. McNeil became the acting Chair of the committee. Effective February 23, 2015, Teresa M. Ressel became and continues to be the Chair of the Compensation Committee. The Compensation Committee's primary purposes include: (i) discharging the responsibilities of the Board of Directors relating to compensation of the Chief Executive Officer and other officers; (ii) evaluating the Corporation's compensation plans, policies and programs, taking into account factors it deems appropriate from time to time, including those that are of strategic significance to the Corporation, the degree of risk to the Corporation and its business those plans and policies may imply, and the results of non-binding Shareholder votes with respect to such matters; and (iii) reviewing and discussing with the Corporation's officers the Statement of Executive Compensation, including the Compensation Discussion and Analysis ("CD&A"), to be included in the Corporation's annual information circular and proxy statement and determining whether to recommend to the Board of Directors that the CD&A be included in the information circular and proxy statement. The Compensation Committee may form and delegate its authority to subcommittees consisting of one or more members of the Committee when appropriate. The Compensation Committee did not delegate any of its authority in 2015.

              The Compensation Committee periodically utilizes the services of Pearl Meyer & Partners ("Pearl Meyer"), an independent compensation consultant, to assist it in reviewing its compensation program. The Compensation Committee reviewed and considered the information and advice provided by Pearl Meyer, among other factors, in making its executive compensation recommendations.

              In 2015, Pearl Meyer advised the Compensation Committee in regards to the short-term and long-term incentive awards and compensation market data for the Corporation's named executive officers. Pearl Meyer was directly engaged by the Compensation Committee and management had no role in engaging their consultation. Pearl Meyer did not provide any services to the Corporation other than those provided to the Compensation Committee.

              The Compensation Committee met 8 times during 2015, notably in connection with the onboarding of our CEO, James J. Moore, Jr. and establishing his executive team throughout the year.

               Nominating and Corporate Governance Committee.    The Corporation has established a Nominating and Corporate Governance Committee consisting of Messrs. Gerstein, Duncan and Howell and Ms. Ressel, each of whom is an independent Director under the NYSE corporate governance rules and National Policy 58-201 — Corporate Governance Guidelines. During the period beginning upon his resignation from service as Interim President and Chief Executive Officer of the Corporation and ending upon his resignation from the Board on March 11, 2016, Mr. Hartwick served as a member of the Nominating and Corporate Governance Committee and was an independent Director under the NYSE corporate governance rules and National Policy 58-201 — Corporate Governance Guidelines. The Chair of the Nominating and Corporate Governance Committee was, for fiscal year ended 2015, and continues to be Irving R. Gerstein. The Nominating and Corporate Governance Committee's primary purposes are to, among other things: (i) screen and identify individuals who are qualified to become members of the Board of Directors; (ii) recommend to the Board, director nominees to be presented for Shareholder approval at the annual meetings of the Shareholders of the Corporation; (iii) recommend to the Board of Directors nominees to fill vacancies on the Board of Directors or as otherwise required outside of the annual meetings of Shareholders of the Corporation; (iv) select, or recommend to the Board of Directors, the Directors to comprise the committees of the Board of Directors; (v) implement a process for examining the size of the Board of Directors and to undertake, where appropriate, a program to establish a Board size which facilitates effective decision-making; (vi) establish procedures for the nomination of Directors and executive officers of the Corporation generally; (vii) establish and administer an annual assessment process relating to the performance of the Board of Directors as a whole, the committees of the Board of Directors and individual Directors; (viii) review with the Board of Directors from time to time the appropriate skills and characteristics required of Directors in the context of the current make-up of the Board of Directors, including issues of diversity, age, skills relating to the Corporation's businesses and professional background; (ix) recommend to the Board of Directors procedures for the conduct of Board meetings and the proper discharge of the Board of Directors' mandate as set out in the mandate of the Board of Directors; (x) monitor the relationship between the officers and the Board of Directors with a view to ensuring that the Board of Directors is able to function independently of officers; (xi) develop the Corporation's approach to governance, including the development of a set of governance principles and guidelines that are specifically applicable to the Corporation; (xii) perform a leadership role in shaping the Corporation's corporate governance practices and provide oversight with respect to its corporate governance conduct; and (xiii) perform such other functions as the Board of Directors may from time to time request.

              In identifying, evaluating, and recommending suitable Director candidates, the Nominating and Corporate Governance Committee may take into account a number of factors, such as the appropriate skills and characteristics required of Directors in the context of the current make-up of the Board of Directors, including issues of diversity, skills relating to the Corporation's businesses and professional background and existing commitments to outside boards. Pursuant to its charter, the Nominating and Corporate Governance Committee, in considering the extent to which the membership of a candidate on the Board of Directors would promote diversity among the Directors, may take into account various factors and perspectives, including differences of viewpoint, professional experience, education, skill and other individual qualities and attributes as well as race, gender and national origin. It is the Corporation's practice to retain an outside recruiting firm to identify a wide range of candidates for review and consideration and to assist in the evaluation process. The Nominating and Corporate

Governance Committee has not formally adopted any specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. The Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of Directors who have competencies, skills and personal qualities required of Board members in light of relevant factors, including: (1) the objective of adding value to the Corporation in light of the opportunities and risks facing the Corporation and the Corporation's proposed strategies; (2) the need to ensure that a majority of the Board of Directors is comprised of individuals who meet the independence requirements of the applicable securities legislation and stock exchanges or other guidelines, including the Corporation's categorical standards for Director independence; and (3) the policies of the Board of Directors with respect to board member tenure, retirement and succession and Board member commitments.

              It is the policy of the Nominating and Corporate Governance Committee to review and consider any director nominees who have been recommended by Shareholders in the same manner as described above. All Shareholder recommendations for director nominees must be submitted to the Corporate Secretary at Atlantic Power Corporation, 3 Allied Drive, Suite 220, Dedham, Massachusetts 02026 in accordance with the procedures of the Advance Notice Policy (discussed below).

              The Nominating and Corporate Governance Committee met 4 times during 2015.

               Operations and Commercial Oversight Committee.    The Corporation has established an Operations and Commercial Oversight Committee. For fiscal year 2015, the Operations and Oversight Committee consisted of Messrs. Hartwick, Howell, McNeil (who will not stand for reelection at the Meeting) and Duncan, each of whom is (or was in Mr. Hartwick's case) an independent Director under the NYSE corporate governance rules and National Policy 58-201 — Corporate Governance Guidelines. The Chair of the Operations and Commercial Oversight Committee for fiscal year ended 2015 and through the date of his resignation in March 2016 was Mr. Hartwick. On April 6, 2016, Mr. Howell was appointed the Chair of the Operations and Commercial Oversight Committee. The committee's primary purposes include: (i) assisting the Board of Directors in discharging its responsibilities with respect to oversight of the Corporation's plant fleet operations, investment decisions in these plants, divestiture of plants, acquisition of additional assets and the capital required to support the plant fleet; (ii) examining the commercial aspects of the plants including power purchase agreements, re-contracting activity and the associated commercial relationships with customers, and (iii) assessing and monitoring the operating risks of the business.

              The Operations and Commercial Oversight Committee met 2 times during 2015.

Corporate Governance

Committee Charters and Corporate Governance Guidelines

              Each of the Audit Committee, the Compensation Committee the Nominating and Corporate Governance Committee, and the Operations and Commercial Oversight Committee operates pursuant to its respective charter, a copy of which is available on the Corporation's website at www.atlanticpower.com under "ABOUT US — Leadership — Board Committees." A copy of the Corporate Governance Guidelines is available on the Corporation's website at www.atlanticpower.com under "ABOUT US — Corporate Governance Guidelines." Information contained on the Corporation's website or that can be accessed through the Corporation's website is not incorporated into and does not constitute a part of this Information Circular and Proxy Statement. The Corporation has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

Board Leadership Structure

              The Charter of the Board of Directors requires the Chair of the Board of Directors to be an independent director, as it was determined it would be beneficial to have an independent Chair whose sole responsibility is leading the Board of Directors, leaving the Chief Executive Officer's main focus on the Corporation's business goals and promoting both short-term and long-term growth. Currently, Mr. Gerstein serves as the Chair of the Board of Directors. The Chair is expected to attend and chair meetings of the Board of Directors and Shareholders. The Chair ensures that the Board of Directors carries out its responsibilities effectively and the Board of Directors understands the boundaries between Board of Directors and management responsibilities. The Chair is also responsible for providing direction with respect to the dates and frequency of Board of Directors meetings and related committee meetings. The Chair liaises with the Chief Executive Officer to prepare Board of Directors meeting agendas.

              Directors who qualify as "non-management" within the meaning of the NYSE rules meet on a regular basis in executive sessions without management participation and, at least once per year, an executive session is held with only independent directors present. The executive sessions are chaired by the Chair of the Board of Directors. In addition, the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Operations and Commercial Oversight Committee, all of which are comprised entirely of independent Directors, also perform oversight functions independent of management.

Board Mandate

              The mandate of the Board of Directors is included as Schedule "B" to this Information Circular and Proxy Statement.

Position Descriptions

              Position descriptions for the Chair of the Board of Directors, the Chair of the Audit Committee, the Chair of the Compensation Committee, the Chair of the Nominating and Corporate Governance Committee, the Chair of the Operations and Commercial Oversight Committee and the Chief Executive Officer of the Corporation have been developed by the Corporation as previously disclosed by the Corporation in its 2014 Information Circular and Proxy Statement.

Orientation and Continuing Education

              The Corporation, working with the Directors, will provide orientation opportunities for new Directors to familiarize them with the role of the Board of Directors, its committees, and its Directors, as well as the Corporation and its business. All new Directors will participate in an orientation program soon after the date on which a new Director first joins the Board of Directors. To date, the majority of directors have visited power projects of the Corporation to obtain an understanding of the operations of the Corporation. In addition to operational orientation, management has scheduled periodic presentations for the Board of Directors to ensure they are aware of major business trends and industry practices as and when required.

Ethical Business Conduct

              The Board of Directors has adopted a written code of business conduct and ethics for the Corporation (the "Corporate Code"), which sets out basic principles to guide all Directors, officers and employees of the Corporation and its subsidiaries, and a written code of business conduct and ethics for the Chief Executive Officer and senior financial officers (the "Officer Code" and, together with the Corporate Code, the "Codes"), which sets out basic principles to guide the Chief Executive Officer and the senior financial officers of the Corporation.

              The issues the Corporate Code addresses include, among other things, the following:

  (a)
  compliance with laws, rules and regulations;

  (b)
  conflicts of interest;

  (c)
  confidentiality;

  (d)
  corporate opportunities;

  (e)
  protection and proper use of Atlantic Power Entity (as defined in the Corporate Code) assets;

  (f)
  competition and fair dealing;

  (g)
  gifts and entertainment; and

  (h)
  reporting of any illegal or unethical behavior.

              The issues the Officer Code addresses include, among other things, the following:

  (i)
  conflicts of interest;

  (j)
  full, fair, accurate, timely and understandable disclosure in reports and documents;

  (k)
  compliance with laws, rules and accounting standards;

  (l)
  reporting of violations of law or the Officer Code;

  (m)
  confidentiality;

  (n)
  sharing and maintenance of knowledge and skills; and

  (o)
  promotion of ethical behavior.

              To ensure the Directors exercise independent judgment in considering transactions, agreements or decisions in respect of which a Director or officer has declared a material personal interest (in accordance with relevant corporate law requirements), the Board of Directors follows a practice whereby any such individual must not cast a vote on any such matter.

              The senior officers of the Corporation and the Chair of the Audit Committee are responsible for monitoring compliance with the Corporate Code and the Officer Code, respectively, and are required to report to the Board of Directors or the Audit Committee, respectively, on any issues that have arisen under the applicable Code. Any waivers from the requirements in the Codes that are to be granted for the benefit of the Directors, managers or executive officers of the Corporation are to be granted by the Directors only (or a committee of the Board of Directors to whom that authority has been delegated) and will be promptly disclosed as required by law or stock exchange regulation.

              At least annually, the Board of Directors reviews the adequacy of the Codes.

              The Codes are available on the Corporation's website at www.atlanticpower.com under "ABOUT US — Codes of Conduct" and under the Corporation's profile on the System of Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com. Information contained on the Corporation's website or that can be accessed through the Corporation's website is not incorporated into and does not constitute a part of this Information Circular and Proxy Statement. The Corporation has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

              The Corporation's Whistleblower Policy is administered by the Chair of the Audit Committee. Any person may confidentially report complaints or concerns directly to the Chair of the Audit Committee. Confidentiality of complaints or concerns received by the Chair of the Audit Committee will be maintained to the fullest extent possible, consistent with the need to conduct an appropriate review.

Risk Oversight

              The Audit Committee receives and discusses a risk assessment update each quarter which is reviewed and discussed with management prior to the Audit Committee's recommendation to the Board of Directors to approve quarterly and annual financial disclosures. In addition, the Board of Directors receives periodic Operations Reports about each of the Corporation's projects with full opportunity for Directors to ask questions of management about any potential issues identified.

Assessments

              The charter of the Nominating and Corporate Governance Committee includes establishing and administering an annual assessment process relating to the performance of the Board of Directors as a whole, the committees of the Board of Directors and individual Directors, including the size and composition of the Board of Directors.

Director Term Limits

              Each Director holds office until the next annual meeting of the Shareholders or until his or her successor is elected or appointed. The Board of Directors does not impose term limits on its Directors as it does not believe that arbitrary limits on the number of consecutive terms a Director may serve or on the Directors' ages are appropriate in light of the substantial benefits resulting from a sustained focus on the Corporation's business, strategy and industry over a significant period of time, without assuring increased independence. Accordingly, the Board's assessment of independence is of prime importance to ensure that retention of experience does not result in a failure to retain a sufficient number of independent Directors. The Board of Directors relies on thorough Director assessment procedures for evaluating its members (including their independence), and uses rigorous identification and selection processes for new directors, having regard to a variety of factors. In addition, to be identified as independent a Director must be determined to be independent both in character and in judgment and free from any relationships or circumstances which are likely to affect, or could appear to affect, their judgment. Particular scrutiny is applied in assessing the continued independence of Directors having served over nine years, with attention to ensuring that their tenure has not in any way eroded their independence and that their allegiance remains clearly aligned with shareholders.

              Through these processes, the Board of Directors believes that it is well-positioned to address any problems or deficiencies that may arise as well as evaluate independence of Directors in an appropriate manner without having to adopt mandated term limits.

Representation of Women on the Board and in Executive Officer Positions

              While the Corporation supports the principle of diversity in its leadership, of which gender is an important aspect, the Corporation has not formally adopted a policy or targets regarding the representation of women on the Board of Directors or in its senior management, as the Corporation does not believe that quotas or strict rules necessarily result in the identification or selection of the best candidates. Rather, the identification and selection process is made based on a variety of factors, such as differences of viewpoint, professional experience, education, skill and other individual qualities and attributes, including race, gender and national origin, as well as the requirements of the Board of Directors and senior management at the time. In addition, in identifying, evaluating and recommending suitable Director candidates, the Nominating and Corporate Governance Committee will take into account the criteria described under the section entitled "Corporate Governance Disclosure—Nominating and Corporate Governance Committee" of this Information Circular and Proxy Statement. Accordingly, in searches for new Directors and executive officers, the Corporation will consider the level of female representation and diversity on the Board of Directors and in its senior management and this will be one of several factors used in its search process. The Corporation will, however, continue to evaluate the appropriateness of adopting a formal policy and/or targets in the future.

              Following the Meeting and assuming all of the nominees for Director are elected as contemplated in this Information Circular and Proxy Statement, two of the seven Directors on the Board of Directors will be women (representing nearly 30% of the Directors). As of the date hereof, none of the Corporation's three executive officers are women.

Communications with the Board of Directors

              Shareholders and other interested parties who wish to communicate with the Chair of the Board of Directors or independent Directors as a group, may do so by writing to them at Name(s) of Director(s)/Independent Directors of Atlantic Power Corporation, c/o Corporate Secretary, Atlantic Power Corporation, 3 Allied Drive, Suite 220, Dedham, Massachusetts 02026.

MATTERS TO BE CONSIDERED AT THE MEETING

MATTER 1: ELECTION OF DIRECTORS

              The number of Directors to be elected at the Meeting is seven. The persons named in the accompanying Form of Proxy will vote such proxy in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying Form of Proxy is executed and returned (and not revoked) prior to the Meeting, the Common Shares represented by the Form of Proxy will be voted for the election, as Directors, of the proposed nominees whose names are set out below. If a Director is unable to stand for election, the persons named in the enclosed Form of Proxy reserve the right to vote for another nominee at their discretion. Each nominee elected as a Director will hold office until the next annual meeting of the Shareholders or until his or her successor is elected or appointed.

Majority Voting Policy

              The Board of Directors has adopted a majority voting policy. Under this policy, a Director in an uncontested election who receives more votes withheld than cast in favour of his or her election will be required promptly to tender his or her resignation to the Chair of the Board of Directors following the applicable meeting of the Corporation's Shareholders. The resignation will be effective when accepted by the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors will consider whether or not to accept the offer of resignation and will recommend to the Board of Directors whether or not to accept the resignation. A Director who tenders his or her resignation pursuant to the majority voting policy is not permitted to participate in any meeting of the Board of Directors and/or Nominating and Corporate Governance Committee at which his or her resignation is to be considered. With the exception of special circumstances that would warrant the continued service of the applicable Director on the Board of Directors, the Nominating and Corporate Governance Committee expects that resignations will be recommended for acceptance and accepted by the Board of Directors. Within 90 days following the applicable meeting of the Shareholders, the Board of Directors will make a decision on the Nominating and Corporate Governance Committee's recommendation. The Board of Directors will promptly announce its decision (including, if applicable, the reasons for not accepting any resignation) via press release in accordance with applicable securities laws, rules and regulations.

Advance Notice Policy

              The Corporation has adopted an advance notice policy (the "Advance Notice Policy"), which requires advance notice to the Corporation in circumstances where nominations of persons for election to the Board of Directors are made by Shareholders other than pursuant to: (i) a proposal made in accordance with the British Columbia Business Corporations Act ("BCBCA"); or (ii) a requisition of the Shareholders made in accordance with the BCBCA. Among other things, the Advance Notice Policy fixes a deadline by which Shareholders must submit director nominations to the corporate secretary of the Corporation prior to any annual or special meeting of Shareholders and sets forth the specific information that a Shareholder must include in such notice for an effective nomination to occur. Pursuant to the Advance Notice Policy, no person will be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of the Advance Notice Policy.

              Pursuant to the Advance Notice Policy, in the case of an annual meeting of Shareholders, notice to the Corporation must be made not less than 30 nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made by the Corporation, notice may be made not later than the close of business on the 10th day following such public announcement. In the case of a special meeting of Shareholders (which is not also an annual meeting), notice to the Corporation must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

Information Regarding Director Nominees

              The following table sets forth the names of, and certain information for, the individuals proposed to be nominated for election as Directors. The nominees make up the current Board of Directors. Kenneth M. Hartwick resigned from the Board of Directors on March 11, 2016. John A.

McNeil will not stand for reelection at the Meeting. Biographies for each nominee, which include a summary of each nominee's age, positions with the Corporation, principal occupation and employment within the five preceding years, are set out below.

Name and Province of Residence	Age	Position	Principal Occupation	Date Appointed as a Director
IRVING R. GERSTEIN(1)(2) Ontario, Canada	75	Director	Corporate Director	October 4, 2004
R. FOSTER DUNCAN(1) Louisiana, U.S.A.	62	Director	Operating Partner, Bernhard Capital Partners and Senior Advisor, EHS Partners	June 29, 2010
KEVIN T. HOWELL(1)(3) Texas, U.S.A.	58	Director	Chairman of the Board, Illinois Power Generating Company	December 23, 2014
HOLLI C. LADHANI(1)(4) Texas, U.S.A.	45	Director	Chief Executive Officer, Rockwater Energy Solutions	June 29, 2010
GILBERT S. PALTER(1)(6) Ontario, Canada	50	Director	Managing Partner and Chief Investment Officer, President, EdgeStone Capital Partners	June 23, 2015
TERESA M. RESSEL(1)(5) Florida, U.S.A.	53	Director	Former Assistant Secretary for Management and Budget & Chief Financial Officer, U.S. Treasury	November 25, 2014
JAMES J. MOORE, JR. Vermont, U.S.A.	57	Director, President and Chief Executive Officer	President and Chief Executive Officer of the Corporation	January 26, 2015

(1)
The Board of Directors has determined that each of Messrs. Gerstein, Duncan, Howell and Palter and Mses. Ladhani and Ressel is an independent Director. Each independent Director is also a member of at least two, but no more than three, committees of the Board of Directors (Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee Operations and Commercial Oversight Committee and).

(2)
Chair of the Board of Directors and the Nominating and Corporate Governance Committee.

(3)
Chair of the Operations and Commercial Oversight Committee.

(4)
Chair of the Audit Committee.

(5)
Chair of the Compensation Committee.

(6)
On May 21, 2015, the Corporation entered into an agreement (the "Mangrove Agreement") with Mangrove Partners, a Cayman Islands exempted company, on behalf of itself and its affiliated and managed funds, persons, and entities, both current and future (collectively, the "Mangrove Group"). Pursuant to the Mangrove Agreement, the Board of Directors increased the size of the Board to nine directors, appointed Gilbert S. Palter to the Board to serve until the Meeting and agreed not to increase the size of the Board in excess of nine members and not to decrease the size of the Board if such decrease would require Mr. Palter's resignation without the Mangrove Group's consent until a certain date. In addition, pursuant to the Mangrove Agreement, among other things, the Board also agreed (i) to nominate Mr. Palter for election to the Board of Directors at the Meeting, subject to certain conditions, (ii) recommend, and reflect such recommendation in the Information Circular and Proxy Statement, that the Shareholders vote to elect Mr. Palter as a Director and (iii) solicit, obtain proxies in favor of and otherwise support the election of Mr. Palter at the Meeting, in a manner no less favorable than the manner in which the Corporation supports other nominees for election at the Meeting. For additional information regarding the Mangrove Agreement and the appointment of Mr. Palter, please see the Corporation's Current Reports on Form 8-K filed with the SEC on May 21, 2015 and June 23, 2015.

Nominees for Director

              Irving R. Gerstein, C.M., O.Ont:    Mr. Irving R. Gerstein has been a Director of the Corporation since October 2004. Mr. Gerstein is a Member of the Order of Canada and a Member of the Order of Ontario, and was appointed to the Senate of Canada in December 2008. Mr. Gerstein retired from the Senate of Canada in 2016. He is a retired executive, and is currently a director of Medical Facilities Corporation and Student Transportation Inc., and previously served as a director of other public companies including Economic Investment Trust Limited, CTV Inc., Traders Group Limited, Guaranty Trust Company of Canada, Confederation Life Insurance Company and Scott's Hospitality Inc., and as an officer and director of Peoples Jewellers Limited. Mr. Gerstein is an honorary director of Mount Sinai Hospital (Toronto), having previously served as Chairman of the Board, Chairman Emeritus and a director over a period of 25 years. Mr. Gerstein earned a Bachelor of Science in Economics from the University of Pennsylvania (Wharton School of Finance and Commerce). Mr. Gerstein's substantial experience on the boards of numerous other public companies and his prior experience as an executive of a substantial public company make him a valued advisor and highly qualified to serve as Chair of our Board of Directors and as Chair of our Nominating and Corporate Governance Committee. In addition, because of the recent addition of several new members to the Board of Directors and the extensive successive management changes, Mr. Gerstein's tenure on the Board of Directors makes him uniquely qualified to contribute leadership through detailed knowledge of the Corporation's business and with the proven commitment, experience and competence to effectively advise and oversee the Corporation's management on behalf of the shareholders.

              R. Foster Duncan:    Mr. Duncan has been a Director of the Corporation since June 2010. He has more than 30 years of senior corporate, investment banking, and private equity experience. Mr. Duncan is an Operating Partner of Bernhard Capital Partners, an energy services focused private equity firm that targets businesses providing critical services to the energy sector, throughout the upstream, midstream, downstream and power verticals, and serves as a Senior Advisor to EHS Partners in New York, a management consulting firm focused on improving operational effectiveness, earnings, and growth. Previously, Mr. Duncan was a Member of MFB Energy Partners, LLC and was a Managing Director at Advantage Capital

Partners with senior management responsibility for the firm's energy portfolio and energy initiatives. From 2005 through 2009, Mr. Duncan was managing member of KD Capital L.L.C., an affiliate of Kohlberg Kravis Roberts & Co. ("KKR") which he and KKR formed. Mr. Duncan was located in KKR's offices and worked exclusively with KKR and its portfolio companies in connection with creating value and investing in the energy, utility, natural resources, and infrastructure sectors. Previously, Mr. Duncan was Executive Vice President and CFO of Cinergy Corp., Chairman of Cinergy's Investment Committee and CEO and President of Cinergy's Commercial Business Unit. Mr. Duncan is active with the Edison Electric Institute, and is a past member of the Wall Street Advisory Group, and past Chairman of the Finance Executive Advisory Committee. He has also held senior management positions at LG&E Energy Corp., Freeport-McMoRan Copper & Gold and Howard Weil, a premier energy investment banking boutique. From 2009 to 2014, Mr. Duncan served as a director of Xtreme Power, LLC, a small, privately held company, which filed for Chapter 11 bankruptcy protection in 2013 and was sold to Younicos AG in April 2014. From February 2006 to 2013, Mr. Duncan also served as a director of Essential Power, LLC, a portfolio company of Industry Funds Management (US), LLC. Mr. Duncan also serves on the Advisory Council of Greentech Capital Advisors in New York. Mr. Duncan is active in a number of civic organizations including the Board of Directors of the Eye, Ear, Nose and Throat Hospital Foundation in New Orleans and the Nature Conservancy of Louisiana and in Charlottesville, Virginia the National Advisory Board and National Selection Committee of the University of Virginia Jefferson Scholars Program and is Co-Chairman of the Jefferson Circle which supports the preservation of the Rotunda and historic Grounds. He graduated with Distinction from the University of Virginia and later received his MBA degree from the A. B. Freeman Graduate School of Business at Tulane University. Mr. Duncan's extensive experience in energy services, as well as his extensive financial background make him highly qualified to serve on our Board of Directors.

              Kevin T. Howell:    Mr. Howell has been a Director of the Corporation since December 2014. He is a retired executive with more than 35 years of industry experience and is an accomplished power and natural gas executive with extensive commercial leadership at the executive levels of affiliates of Duke Energy, Dominion Resources, NRG Energy Inc. and Dynegy. Mr. Howell served as Executive Vice President and Regional President of Texas of NRG Energy Inc., a large energy company that owns and operates a diverse portfolio of power-generating facilities, primarily in the United States, from March 2008 until his retirement in August 2010. In July 2011, he joined Dynegy as Executive Vice President and Chief Operating Officer, where he ran commercial and plant operations as well as environmental health and safety. In November 2011, when Mr. Howell was acting in this capacity, two Dynegy subsidiaries filed for bankruptcy protection. In 2011 and 2012, Mr. Howell was involved in significant restructuring activities at Dynegy, and was named as a defendant in a shareholder class action lawsuit in connection with that restructuring process. He was also named as a defendant in three other matters brought by other participants in the restructuring, which reached settlement in June 2012. Mr. Howell retired from Dynegy in January of 2013 after a successful restructuring that brought the company out of bankruptcy with a relisting on the NYSE. In April 2014, the shareholder class action lawsuit in which Mr. Howell was a named defendant was dismissed with prejudice. Mr. Howell currently serves as the Chairman of the Board of Directors of Illinois Power Generating Company, an affiliate of Dynegy. Mr. Howell has previously served on the Board of Directors of Entrust Energy, a privately-held energy retailer, and Nanosolar Inc., a thin film solar manufacturer. Mr. Howell's extensive experience in commercial and plant operations management, as well as his expertise in the electric power sector, make him a valued advisor and highly qualified to serve as a member of our Board of Directors and as Chair of our Operations and Commercial Oversight Committee.

              Holli C. Ladhani:    Ms. Ladhani has been a Director of the Corporation since June 2010. She has served as the Chief Executive Officer of Rockwater Energy Solutions, Inc. ("Rockwater") since June 2015. Prior to her current role, she served as Executive Vice President, Chemical Technologies from July 2013 to June 2015 and the Executive Vice President and Chief Financial Officer of Rockwater from the time Rockwater was formed in 2011 through July 2013. Houston-based Rockwater provides fluids management and environmental solutions to the energy industry in North America to uniquely address the special fluid and environmental-related challenges associated with modern day unconventional and conventional oil and gas resource development. Rockwater is controlled by SCF Partners, a private equity investor since 1989 that provides equity capital and strategic growth assistance to build energy service and equipment companies that operate throughout the world. Prior to joining SCF Partners in March 2011, Ms. Ladhani served in a number of positions with Dynegy Inc. ("Dynegy"), a provider of wholesale power, capacity and ancillary services in multiple regions of the United States, most recently as Executive Vice President and Chief Financial Officer. In November 2011, subsequent to Ms. Ladhani's departure, two Dynegy subsidiaries of which Ms. Ladhani had formerly been an officer filed for bankruptcy protection. Prior to joining Dynegy, Ms. Ladhani was a Senior Manager-Audit with PricewaterhouseCoopers LLP, where she supervised teams that provided audit services to large public companies in the oil and gas industry. Ms. Ladhani served as a Director on the Board of Rosetta Resources, Inc. until July 2015. A Certified Public Accountant, Ms. Ladhani received a Bachelor of Business Administration from Baylor University and a Masters of Business Administration from Rice University. Ms. Ladhani's extensive experience as a senior executive in the independent power industry, as well as her financial and accounting background make her a valued advisor and highly qualified to serve on our Board of Directors and as Chair of our Audit Committee.

              Gilbert S. Palter:    Mr. Palter has been a director of the Corporation since June 2015. He co-founded EdgeStone Capital Partners in 1999, has served as its Chief Investment Officer & Managing Partner since 1999, and has grown EdgeStone to be one of Canada's leading independent private capital managers, with in excess of $2 billion of capital commitments for its private equity, mezzanine debt, and venture capital funds. Mr. Palter attended Harvard Business School on a Frank Knox Memorial Fellowship, where he graduated as a Baker Scholar and winner of the John L. Loeb Fellowship in Finance, and he was the Gold Medalist in his graduating class at the University of Toronto, where he attended on the J.W. Billes Scholarship, earning a B.Sc. degree in computer science and economics. He was a 2003 recipient of "Canada's Top 40 Under 40" award, and was a recipient of the Ernst & Young Entrepreneur Of The Year® Award 2006. Mr. Palter has served as Chairman and as Director on more than 25 public and private company Boards, and is actively involved in a variety of community and philanthropic organizations. Mr. Palter's extensive financial experience, as well as his presence on numerous company Boards, make him a valued advisor and highly qualified to serve as a member of our Board of Directors.

              Teresa M. Ressel:    Ms. Ressel has been a Director of the Corporation since November 2014. Ms. Ressel has more than 25 years of experience within investment banking, finance, audit, nuclear power, engineering and U.S. Government service. Since 2012, she has served as a director of ON Semiconductor headquartered in Phoenix, Arizona. Ms. Ressel started her career at General Dynamics, Electric Boat Division from 1987 through 1990 within its Nuclear Construction Engineering Department. She then worked within Corporate Manufacturing at Hewlett Packard and subsequently at Kaiser Permanente from 1994 through 2000. From 2001 until 2004, Ms. Ressel served at the U.S. Treasury. Ms. Ressel was confirmed by the U.S. Senate as Assistant Secretary for Management and Budget & Chief Financial Officer, and was designated by Presidential Directive as the Chief Financial Officer of the U.S. Department of the Treasury. From 2004 until 2012, Ms. Ressel served in various capacities at UBS, including as Chief Executive

Officer, UBS Securities LLC and Chief Operating Officer, The Americas, covering a broad array of banking and regulatory functions across the Americas region. From 2012 until January 2016, she served on the New York management team of Olayan America, a private multinational enterprise covering various investment asset classes. Ms. Ressel holds a Bachelor of Science in Engineering and a Masters of Science in Engineering from the University of Delaware and a Masters of Business Administration from Rensselaer Polytechnic Institute. Ms. Ressel has extensive experience in the financial industry as well as senior executive experience covering regulatory compliance and audit and reporting in the public, private and governmental sectors. Ms. Ressel's extensive experience across industry, finance, treasury and banking make her a valued adviser and highly qualified to serve on our Board of Directors and as Chair of our Compensation Committee.

              James J. Moore, Jr.:    Mr. Moore has been our President and Chief Executive Officer and a Director of the Corporation since January 2015. Mr. Moore has more than 30 years of experience in the energy industry, including previous CEO positions at two other independent power producer businesses. Prior to joining the Corporation, he served as the Chairman of the Board of Energy and Power at Diamond Castle Holdings LLC ("DCH"), a $1.8 billion private equity firm in New York City, where he served on the Board of Directors of a solar portfolio company and as Chairman of the Board of a directional drilling services portfolio company. Prior to joining DCH in 2008, he served as President and CEO of Catamount Energy Corporation ("Catamount"). After joining Catamount in 2001, Mr. Moore's new strategy helped transform a small Vermont energy company into a wind-focused growth company, leading to the sale of the company to DCH in 2005 and later to Duke Energy in 2008. Prior to his tenure at Catamount, he served as CEO of American National Power from 1994 to 2001. Mr. Moore previously served on the boards of Comverge, Inc. in 2012, Green Mountain College from 2008 to 2011 and International Power PLC from 2000 to 2001. He earned a Bachelor of Arts from the College of the Holy Cross in Worcester, Massachusetts and a Juris Doctor from the University of Houston in Houston, Texas. Mr. Moore's extensive experience in the energy industry, as well as his in-depth knowledge of the Corporation through his position as President and Chief Executive Officer, make him highly qualified to serve as a member of our Board of Directors.

The Board of Directors recommends a vote FOR each of the seven nominees
Discussed above and listed on the Form of Proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth information regarding the beneficial ownership of Common Shares of the Corporation according to the most recent filings available as of April 29, 2016 (determined pursuant to Rule 13d-3 under the Exchange Act) with respect to:

  •
  each person (including any "group" of persons as that term is used in Section 13(d)(3) of the Exchange Act) who is known to the Corporation to be the beneficial owner of more than 5% of the outstanding Common Shares;

  •
  each of the Directors of the Corporation;

  •
  each of the named executive officers of the Corporation; and

  •
  all of the Directors and the current executive officers of the Corporation as a group.

              Unless otherwise indicated in the footnotes to the following table, the address of each beneficial owner listed in the following table is c/o Atlantic Power Corporation, 3 Allied Drive, Suite 220, Dedham, Massachusetts 02026.

              Except as otherwise indicated in the footnotes to the following table, the Corporation believes, based on the information provided to it, that the persons named in the following table have sole voting and investment power with respect to the shares they beneficially own, subject to applicable community property laws.

Name of beneficial owner	Number of Common Shares beneficially owned		Percentage of Common Shares beneficially owned(1)
12 West Capital Management, LP(2)	7,308,076		6.0%
JP Morgan Chase and Company(3)	6,865,000		5.6%
Mangrove Partners(4)	6,513,514		5.3%
Directors and named executive officers
Irving R. Gerstein	59,800	(5)	*
R. Foster Duncan	15,105	(5)	*
Kevin T. Howell	120,000	(5)	*
Holli C. Ladhani	—	(5)	—
John A. McNeil(6)	56,500	(5)(7)	*
Gilbert S. Palter	400,000	(5)	*
Teresa M. Ressel	31,000	(5)	*
Joseph E. Cofelice	424,533	(8)	*
Terrence Ronan	121,101	(8)	*
James J. Moore, Jr.	350,253	(8)	*
All Directors and current executive officers as a group (10 persons)	1,578,292		1.3%

*
Less than 1%

(1)
The applicable percentage ownership is based on 122,083,528 Common Shares issued and outstanding as of April 29, 2016.

(2)
Based on Schedule 13G/A filed February 16, 2016 (the "12 West Schedule 13G/A") with the SEC by 12 West Capital Management, LP ("12 West Management"), 12 West Capital Fund ("12 West Onshore Fund") and 12 West Capital Offshore Fund LP ("12 West Offshore Fund") (each of the foregoing, collectively, "12 West"), with respect to 7,308,076 Common Shares owned by 12 West Onshore Fund and 12 West Offshore Fund. 12 West Management is the investment manager of each of 12 West Onshore Fund and 12 West Offshore Fund. Joel Ramin, as the sole member of 12 West Capital Management, LLC, the general partner of 12 West Management, possesses the voting and dispositive power with respect to all securities beneficially owned by 12 West Management. According to the12 West Schedule 13G/A, (i) 12 West Onshore Fund beneficially owns 4,629,853 Common Shares and (ii) 12 West Offshore Fund beneficially owns 2,678,223 Common Shares. 12 West Management is deemed to beneficially own 7,308,076 shares of Common Stock. Each of the above has shared voting and investment power over Common Shares beneficially owned by it. The address of each 12 West entity is 90 Park Avenue, 41st Floor, New York, New York 10016.

(3)
Based on Schedule 13G filed on January 26, 2016 (the "JPMorgan 13G") with the SEC by JPMorgan Chase & Co. ("JPMorgan") with respect to beneficial ownership of 6,865,000

  Common Shares, of which (i) JPMorgan Chase Bank, National Association, a wholly-owned subsidiary of JPMorgan and (ii) J.P. Morgan Investment Management Inc., a wholly-owned subsidiary of JPMorgan, is the beneficial owner of 6,865,000 Common Shares. According to the JPMorgan 13G, JPMorgan has sole voting power with respect to 6,099,650 Common Shares, and sole power to dispose of or to direct disposition of 6,775,400 Common Shares. JPMorgan's address is 270 Park Avenue, New York, New York 10017.

(4)
Based on Schedule 13D/A filed on April 1, 2016 (the "Mangrove Schedule 13D") with the SEC by The Mangrove Partners Master Fund, Ltd. ("Mangrove Master Fund"), The Mangrove Partners Fund, L.P. ("Mangrove Fund"), Mangrove Partners Fund (Cayman), Ltd. ("Mangrove Fund Cayman"), Mangrove Partners, Mangrove Capital and Nathaniel August (each of the foregoing, collectively, "Mangrove"), with respect to 6,513,514 Common Shares directly owned by Mangrove Master Fund. As the two controlling shareholders of Mangrove Master Fund, each of Mangrove Fund and Mangrove Fund Cayman may be deemed the beneficial owner of the Common Shares owned by Mangrove Master Fund. Mangrove Partners is the investment manager of each of Mangrove Master Fund, Mangrove Fund and Mangrove Fund Cayman. Mangrove Capital is the general partner of Mangrove Fund. Mr. August is the Director of each of Mangrove Partners and Mangrove Capital. By virtue of these relationships, each of Mangrove Partners, Mangrove Capital and Mr. August may be deemed to beneficially own Common Shares owned by Mangrove Master Fund. According to the Mangrove Schedule 13D, (i) Mangrove Master Fund beneficially owns 6,513,514 Common Shares, (ii) Mangrove Fund beneficially owns 6,513,514 Common Shares, (iii) Mangrove Fund Cayman beneficially owns 6,513,514 Common Shares, (iv) Mangrove Partners beneficially owns 6,513,514 Common Shares, (v) Mangrove Capital beneficially owns 6,513,514 Common Shares and (vi) Mr. August beneficially owns 6,513,514 Common Shares. Each of the above has shared voting and investment power over Common Shares beneficially owned by it. The address of each Mangrove entity and Mr. August is 645 Madison Avenue, 14th Floor, New York, New York 10022.

(5)
Common Shares beneficially owned exclude units held in the Corporation's DSU Plan of 52,717 for Irving R. Gerstein, 80,414 for R. Foster Duncan, 32,787 for Kevin T. Howell, 102,577 for Holli C. Ladhani, 40,695 for John A. McNeil, 23,178 for Gilbert S. Palter and 37,210 for Teresa M. Ressel.

(6)
John A. McNeil will not stand for re-election at the Meeting.

(7)
Common Shares beneficially owned exclude 22,518 of Common Shares available upon conversion of convertible debentures held by John A. McNeil.

(8)
Common Shares beneficially owned exclude 539,904 unvested notional shares held under the Transition Equity Grant Participation Agreement and 192,737 unvested notional shares granted under the LTIP for James J. Moore, Jr., President and Chief Executive Officer, 271,024 unvested notional shares granted under the LTIP for Terrence Ronan, Executive Vice President—Chief Financial Officer, and 113,946 unvested notional shares granted under the LTIP for Joseph Cofelice, Executive Vice President—Commercial Development

Executive Officers Who are Not Directors

              The following table sets forth the names, ages and positions of the executive officers of the Corporation other than Mr. Moore, who is a director of the Corporation.

Name	Age	Position	Date Appointed as Officer
Terrence Ronan	56	Executive Vice President—Chief Financial Officer, Principal Financial and Accounting Officer and Corporate Secretary	August 20, 2012
Joseph E. Cofelice	58	Executive Vice President—Commercial Development	September 16, 2015

              Terrence Ronan:    Mr. Ronan joined Atlantic Power in August 2012. He is currently Executive Vice President—Chief Financial Officer, Principal Financial and Accounting Officer and Corporate Secretary, with primary responsibility for all finance-related functions, as well as playing a central role in the development and execution of the Corporation's operational and strategic initiatives. Mr. Ronan is a financial professional with more than 20 years of management and capital-raising experience. From April 2011 through August 2012, Mr. Ronan served as Managing Director—Finance and Assistant Treasurer at Plains All American Pipeline, L.P., a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related products. Prior to that, Mr. Ronan served as President and Chief Executive Officer of SemGroup, L.P. where he oversaw the operations of the privately held partnership engaged in the transportation, storage, terminalling and marketing of crude oil, LPG and natural gas. He was appointed Interim President and Chief Executive Officer of SemGroup, L.P. with the knowledge that bankruptcy proceedings would be filed in the United States and Canada in 2008 and led SemGroup, L.P. through its reorganization, with SemGroup, L.P. emerging from bankruptcy in November 2009. From 2006 through 2008, Mr. Ronan served as Managing Director at Merrill Lynch Capital where he co-founded the start-up Energy Finance practice, in which he was responsible for origination activities in the midstream and Exploration and Production ("E&P") sectors. Mr. Ronan also spent 14 years at Bank of America, and predecessors Fleet Boston and BankBoston, culminating in his role as Managing Director where he focused on financing industry leading E&P, midstream and refining and marketing companies. Mr. Ronan graduated with a Bachelor of Science from Bates College and later received a Masters of Business Administration from the University of Michigan Ross School of Business. He also served in the U.S. Navy from 1981 to 2007, active and reserve components, retiring after 26 years with the rank of Captain.

              Joseph E. Cofelice:    Mr. Cofelice joined Atlantic Power as Executive Vice President—Commercial Development in September 2015 from General Compression, Inc., a compressed air energy storage technology company, where he had been CEO and served as a member of its Board of Directors since December 2012. From 2010 to April of 2013, Mr. Cofelice served as CEO and a member of the Board of Westerly Wind LLC, a provider of project development capital to the wind industry. Mr. Cofelice served as the Chairman of the Board of Westerly Wind LLC from April 2013 through September 2015. From December 2012 to April 2013, Mr. Cofelice served as CEO of both General Compression, Inc. and Westerly Wind LLC concurrently. Both General Compression and Westerly Wind are part of US Renewables Group's portfolio of investments. From 2002 to 2008, Mr. Cofelice was the President of Catamount Energy Corporation. Prior to his tenure at Catamount, he served in a number of management roles at American National Power from 1987 to 2002, including serving as CEO. Mr. Cofelice has more than 30 years of experience in the energy industry. Mr. Cofelice graduated with a Bachelor of Science in Business Administration from Northeastern University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

              In this summary, we provide the context for and the details of the executive compensation in 2015. Additional information follows in the balance of the Compensation Discussion and Analysis (the "CD&A").

              Atlantic Power is focused on delivering long-term value to our shareholders. Attracting, retaining and motivating our people through our compensation program is extremely important to achieve this goal. Our executive compensation programs are carefully designed to align executives' interests with the interests of our shareholders and other stakeholders. Specifically, Atlantic Power has put in place compensation programs that emphasize pay for performance through short-term and long-term incentives that use performance measures which are designed to deliver both short- and long-term value to our shareholders. The following highlights important compensation principles and practices of Atlantic Power.

What we do:	What we don't do:

Design compensation programs to attract, motivate and retain executives	Single trigger change-in-control vesting and payments
Stock ownership guidelines	Tax gross-ups
Clawback provision	Excessive perquisites for executives
Compensation Committee utilizes independent outside compensation consulting firm, Pearl Meyer.	Supplemental retirement plans
Executive compensation targeted at market median	Guaranteed bonus payments for executives
Majority of compensation is variable cash and equity linked to results	Compensation programs that encourage inappropriate risk taking

Mission Statement

              Guided by our values and beliefs about people, we are empowered to pursue our goals:

  •
  to be recognized for our excellence in power generation in North America;

  •
  to be proud of the accomplishments we achieve as part of the Atlantic Power team; and

  •
  to have a positive impact on all of our stakeholders.

Values

Integrity

              We take pride in conducting business in a transparent, honest, fair and respectful manner. We build trustworthy relationships and maintain a credible reputation by standing by our commitments.

Teamwork

              We work collaboratively, by listening, encouraging varying points of view, having confidence that people will do the right thing, providing support, and recognizing the achievements of others. We believe these behaviors promote individual performance growth as well as continuous improvement within the entire organization.

Excellence

              With a focus on safety, we strive to generate energy reliably, efficiently and in an environmentally responsible manner. We set high standards and empower our people to succeed. We communicate our best practices and are committed to optimize and innovate in all aspects of our business.

Engagement

              We strive to develop and maintain positive relationships with both internal and external stakeholders, including our people and the communities in which we operate.

Our Named Executive Officers

Name	Title	Tenure at Atlantic Power

James J. Moore, Jr.	President and Chief Executive Officer	Since January 2015

Terrence Ronan	Executive Vice President, Chief Financial Officer, Principal Financial and Accounting Officer and Corporate Secretary	Since August 2012

Joseph E. Cofelice	Executive Vice President—Commercial Development	Since September 2015

Edward C. Hall	Former Executive Vice President & Chief Operating Officer (departed by mutual agreement on February 3, 2015)	Until February 2015

Kenneth M. Hartwick	Former Interim President and Chief Executive Officer (from September 15, 2014 through January 26, 2015)	Until January 2015

              The Named Executive Officers, along with other select members of the senior management team, participate in the compensation programs described in this CD&A.

Corporate Strategy and Performance—Achievements and Business Highlights

              We remain focused on growing the intrinsic value per share of the Corporation and increasing our discretionary cash flow in order to allocate our capital in ways that provide for a good return to the Corporation. We continue to prioritize repurchases of our debt and equity, which are currently trading at compelling price-to-value levels. We continue to identify and make additional attractive investments in our fleet, some of which are linked to possible contract extensions. We value the environment and the health and well-being of our operations personnel and continue to make investments to maintain our fleet in a strong operational status at all times.

              The Company's key accomplishments in 2015 were as follows:

  •
  Sale of Wind business.    We sold our Wind business for approximately 13x expected cash distributions and used the proceeds to redeem our highest-cost debt (the $310.9 million of remaining 9.0% Senior Unsecured Notes). This transaction was slightly accretive to our cash flow on an ongoing basis.

  •
  Debt reduction.    We reduced debt by $743 million as a result of the sale of our Wind business, debt amortization and discretionary debt repurchases. Since year end 2013, we have reduced debt by a total of $833 million and lowered our annual interest expense by more than $65 million (approximately 50%). Leverage has been reduced to 5.8x at year end 2015 from 8.9x at year end 2013.

  •
  Overhead cost reduction.    We reduced our overhead costs another $13.5 million, to $32 million. Since 2013, we have reduced our overhead approximately 50% from $54 million to an expected level of $27 million in 2016.

  •
  Investments in fleet.    We continued our program of making attractive optimization investments in our fleet and have made $22 million of such investments since 2013. In 2015, we realized a cash flow benefit of approximately $6 million from these investments, which we expect will increase to $10 million in 2016.

  •
  PPA extensions.    In December, we announced an 11-year extension of and modifications to the Morris energy services agreement, which are expected to be modestly accretive to Project Adjusted EBITDA.

  •
  Shareholder litigation.    The pending shareholder actions in the United States and the Province of Ontario were dismissed without any payments by us.

  •
  Credit rating upgrades.    We received an upgrade from Moody's to B1 from B2 in October 2015; in March 2016, Moody's changed our outlook from "stable" to "positive." In February 2016, Standard & Poor's upgraded our corporate credit rating to B+ from B and now has a "stable" outlook for our credit.

  •
  Capital allocation strategy.    In December 2015, we Implemented a normal course issuer bid (NCIB) for up to 10% of each of our convertible debentures and common shares and up to 5% of Atlantic Power Preferred Equity Ltd.'s preferred shares, subject to limitations described in our December 22, 2015 press release. In February 2016, we announced the elimination of our common dividend as part of changes to our overall capital allocation strategy, which will prioritize repurchases of our convertible debentures and our common shares as long as they are trading at compelling price-to-value levels and investments in our existing fleet at attractive returns, either through optimization projects or related to PPA extensions.

  •
  Financial results.    In 2015, we achieved results for Project Adjusted EBITDA, Adjusted Cash Flows from Operating Activities and Adjusted Free Cash Flow that were within our guidance ranges, as follows:

  •
  Achieved Project Adjusted EBITDA of $209 million vs. $229 million in 2014, which is in the upper half of the Corporation's 2015 guidance range of $200 to $215 million (results exclude Wind business that was sold in 2015)

  •
  Generated Adjusted Cash Flows from Operating Activities of $105 million vs. $92 million in 2014, which is at the upper end of the Corporation's 2015 guidance range of $95 to $105 million (results exclude Wind business and debt redemption costs)

  •
  Achieved Adjusted Free Cash Flow of $2 million vs. approximately zero in 2014, which is at the lower end of the Corporation's 2015 guidance range of $0 to $10 million because of a delay in a $6 million reimbursement for a customer-owned construction project that was received in February 2016

  •
  Insider purchases.    During 2015, management and directors purchased approximately 1.05 million shares at an average price of $2.31.

              Project Adjusted EBITDA, Adjusted Cash Flows from Operating Activities and Adjusted Free Cash Flow are not measures recognized under GAAP and do not have standardized meanings prescribed by GAAP, and are therefore unlikely to be comparable to similar measures presented by other companies. Project Adjusted EBITDA and Adjusted Cash Flows from Operating Activities were used as performance metrics for our short-term incentive plan and are discussed below. A reconciliation from cash flows from operating activities (a GAAP measure) to Adjusted Free Cash Flow is included in Schedule C.

              The following describes the Corporation's compensation policies and practices as they relate to our named executive officers included in this CD&A.

Executive Compensation Objectives

              The primary objective of our executive compensation program is to provide a competitive, performance-based plan that enables the Corporation to attract, retain and motivate key individuals. Compensation plays an important role in achieving short-term and long-term business objectives that ultimately drive value creation and business success in alignment with long-term shareholder goals. The objectives of the Corporation's compensation program are to:

  •
  align the interests of the executive officers with Shareholders' interests and with the execution of the Corporation's business strategy;

  •
  attract, retain and motivate highly qualified executive officers with a history of proven success;

  •
  establish performance goals that, if met by the Corporation, are expected to improve long-term shareholder value; and

  •
  tie compensation to performance with respect to those goals and provide meaningful rewards for achieving them.

              The compensation program of the Corporation has been established in order to compete with remuneration practices of companies similar to the Corporation and those which represent potential competition for the Corporation's executive officers and other employees. In this respect, the Corporation identifies remuneration practices and remuneration levels of companies that are likely to compete for its talent. In designing the compensation program, the Board of Directors works to provide competitive market compensation opportunities for each of our named executive officers. The Board of Directors reviews each element of compensation for market competitiveness and may weigh a particular element more heavily based on the named executive officer's role.

              Our executive compensation program is administered by our independent Compensation Committee.

2015 Say-on-Pay Vote

              At the Corporation's Annual Meeting of Shareholders held on June 23, 2015, 91.03% of the votes cast on the Say-on-Pay proposal regarding the executive compensation of the Corporation's named executive officers identified in the Corporation's 2015 Information Circular and Proxy Statement voted in favor of the proposal. The Compensation Committee believes this strong affirmative vote confirms Shareholders' support of the Corporation's approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Corporation's annual "say-on-pay" votes when making future compensation decisions for named executive officers.

Key Compensation Decisions in 2015

              Overall 2015 was a successful year for the Corporation as demonstrated by the achievements listed in the executive summary to this report. Despite our strong financial and strategic performance in 2015, the valuation of our stock price lagged the market. As a result, the value of our outstanding equity awards for all of our employees is below grant levels. The Board also reviews stock price performance when making compensation decisions. As a result, the performance of our stock price, which is also heavily impacted by external market factors outside of management's control, has a substantial impact on our executive compensation program. The following chart reflects the target and actual incentive plan awards for 2015.

2015 Annual Incentive Plan Target vs. Actual ($)

Elements of Executive Compensation

              Our compensation program for our named executive officers includes a base salary, cash bonus under the short-term incentive plan ("STIP") and eligibility for equity compensation awards under the long-term incentive plan ("LTIP"), as reflected in their respective employment agreements, all of which have been approved by the Compensation Committee and the Board of Directors. Mr. Hartwick's compensation during his tenure as Interim President and Chief Executive Officer was comprised of base salary only.

    Base Salary

              The base salaries for the named executive officers for 2015 were based on a review by the Compensation Committee with a goal of ensuring that the base salaries are appropriate and competitive. This review was based on the level of responsibility, the experience level, competitive salaries for similar positions in the market, and an individual's personal contribution to the Corporation's operating and financial performance.

              James J. Moore, Jr.    On January 26, 2015, Mr. Moore was hired as President and Chief Executive Officer. Mr. Moore's annual salary was $575,000 for 2015.

              Terrence Ronan.    In 2012, Terrence Ronan became the Corporation's Executive Vice President—Chief Financial Officer, Principal Financial and Accounting Officer and Corporate Secretary. Mr. Ronan's annual salary was $400,000 for 2015.

              Joseph E. Cofelice.    On September 16, 2015, Mr. Cofelice was hired as Executive Vice President, Commercial Development. Mr. Cofelice's annual salary was $400,000 for 2015.

              Edward C. Hall.    From 2013 until February 3, 2015, Mr. Hall was the Corporation's Executive Vice President—Chief Operating Officer. Mr. Hall's salary was $425,000 in 2015.

              Kenneth M. Hartwick.    For September 16, 2014 through January 26, 2015, Mr. Hartwick was the Corporation's Interim President and Chief Executive Officer and his annual salary was $500,000.

    Short-Term Incentive Plan (STIP)

              The named executive officers and other employees of the Corporation are eligible to participate in the short-term incentive plan ("STIP") as determined by the Board of Directors. The STIP is intended to compensate executives for achieving the Corporation's short-term business strategy based on the achievement of goals set by the board compensation committee.

              The Corporation used three performance metrics in its STIP plan with weightings and descriptions provided as follows:

25%—Project Adjusted EBITDA    Project Adjusted EBITDA is used to assess the operating performance of the projects without the effects of depreciation and amortization expense, income tax expense or recoveries, interest expense, unrealized gains or losses on derivative financial instruments, non-cash write downs of intangibles and property, plant and equipment, gains or losses on foreign exchange, earnings or loss from discontinued operations and other infrequent items unrelated to normal ongoing operations. Project Adjusted EBITDA includes the Corporation's proportional share of equity method projects. Project Adjusted EBITDA does not include corporate G&A expense. The criteria used to determine this component consists of Project Adjusted EBITDA relative to the $209 million approved budget.

25%—Adjusted Cash Flows from Operating Activities    Adjusted Cash Flows from Operating Activities is used to evaluate cash flows from operating activities without the effects of changes in working capital balances, acquisition expenses, litigation expenses, severance and restructuring charges, debt prepayment and redemption costs and cash provided by or used in discontinued operations. The intent is to reflect normal operations and remove items that are not reflective of the long-term operations of the business. The criteria used to determine this component consists of cash flow from operating activities relative to the $104 million approved budget.

50%—Discretionary    The discretionary component of the award is based on the evaluation of the Corporation's overall performance, shareholder value, stakeholder value, optimization initiatives, environmental, health & safety (EH&S) and other qualitative measures including leadership, commitment and overall effectiveness.

              Each performance metric is measured against pre-determined performance targets and awarded based on the following sliding scale.

              The Compensation Committee developed and approved the Corporation's STIP to determine the cash awards payable to James J. Moore, Jr., Terrence Ronan, and Joseph E. Cofelice. Payouts under the STIP to Messrs. Moore, Ronan and Cofelice are included in the column identified as "Non-equity incentive plan compensation" in the Summary Compensation Table on page 40; The Compensation Committee set target ranges for each named executive officer's cash award based on base salary. The same performance measures were chosen for all executives.

STIP Awards in respect of the 2015 Performance Year

              In January 2016, the Compensation Committee determined that Messrs. Moore, Ronan and Cofelice were eligible for annual incentive awards under the pre-established performance criteria noted above. The Compensation Committee made these awards based primarily on the achievements of the Corporation relating to the three performance measures.

Measurement Category	Actual Result
Project Adjusted EBITDA (25%)	The criteria used to determine this component will consist of Project Adjusted EBITDA relative to the $209 million approved budget. Actual Project Adjusted EBITDA for the year was $209 million, resulting in a 100% payout of this component.
Adjusted Cash Flow from Operating Activities (25%)
The criteria used to determine this component will consist of cash flow from operating activities relative to the $104 million approved budget. Actual Adjusted Cash flow from Operating Activities for the year was $105 million, resulting in a 100% payout of this component.
Discretionary (50%)
The discretionary component of the award is based on the evaluation of the Corporation's overall performance, shareholder value, stakeholder value, optimization initiatives, EH&S and other qualitative measures.

              The Compensation Committee assessed Messrs. Moore, Ronan and Cofelice's performance in terms of their individual groups as well as the relationship of their achievements to the direction of the Corporation as a whole. It is the view of the Compensation Committee that 2015 was a successful year for Atlantic Power as it achieved many strategic objectives set earlier in the year as described above. The stock price did not reflect the many accomplishments achieved such as deleveraging, cost reductions, investment in the fleet and credit upgrades. The STIP measures and targets must be evaluated in context of the overall assessment of the Corporation's performance. The STIP awards approved by the Compensation Committee were a result of this approach and ultimately the awards to Messrs. Moore, Ronan and Cofelice reflect the fact that overall results were above expectations.

              For the STIP award paid in 2016 based on the 2015 performance year, Mr. Moore's award was determined to be $740,000 based on the Compensation Committee's review of the components of the STIP, including the review of certain subjective factors. In particular, Mr. Moore contributed to the Corporation's achievement of its goals described above in the areas of strategy and leadership, specifically focusing on reducing G&A, the significant reduction of debt and increasing our intrinsic value per share.

              Mr. Ronan's STIP award was determined to be $400,000 based on the Compensation Committee's review of the components of the STIP, including the review of certain subjective factors. In particular, Mr. Ronan contributed to the Corporation's achievement of its goals described above in the areas of financial and risk management, specifically focusing on reshaping the balance sheet.

              Mr. Cofelice's STIP award was determined to be $106,400, prorated based on his hire date, based on the Compensation Committee's review of the components of the STIP, including the review of certain subjective factors. In particular, Mr. Cofelice contributed to the Corporation's achievement of its goals described above in the areas of commercial management and our recontracting efforts.

              The table below shows the STIP awards paid to the Corporation's named executive officers in 2016 based on the 2015 performance year as a percentage of each officer's 2015 base salary. For comparison purposes, the table also includes the awards paid to the Corporation's named executive officers in 2015 based on the 2014 performance year as a percentage of each officer's 2014 base salary.

Named Executive Officer	2015 Base Salary	Target Ranges for STIP as % of 2015 Base Salary	2015 STIP Award (US$) (% of 2015 Base Salary)	2014 STIP Award (US$) (% of 2014 Base Salary)
James J. Moore, Jr.	$575,000	75-100%	$740,000 (128%)	N/A
Terrence Ronan	$400,000	50-100%	$400,000 (100%)	$175,000 (44%)
Joseph E. Cofelice	$400,000	75-100%	$106,400 (80%)(1)	N/A
Edward C. Hall	$425,000	N/A	N/A	$175,000 (41%)
Kenneth Hartwick	$500,000	N/A	N/A	N/A

(1)
Mr. Cofelice received a prorated payout of 80% of the STIP award he would otherwise have received based on his hire date.

    Long-Term Incentive Plan

              The named executive officers and other employees of the Corporation are eligible to participate in the long-term incentive plan ("LTIP") as determined by the Board of Directors. The purpose of the LTIP is to align the interests of employees with those of the Shareholders by providing an opportunity to increase their share ownership over time and to assist in attracting, retaining and motivating key employees of the Corporation by making a significant portion of their incentive compensation directly dependent upon the achievement of strategic, financial and operational objectives critical to growing the Corporation and increasing its long-term value.

              2015 awards made under the LTIP for the Corporation's executive officers were based on the following performance metrics and weightings:

  •
  Relative Total Shareholder Return ("TSR")—50%

  •
  Discretionary factors—50%

              Up to 50% of the target award will be earned in respect of each performance measure subject to the Compensation Committee's exercise of discretion to take into account such other factors as it may deem appropriate. Awards will be granted annually based on the performance during the prior fiscal year and vest according to specific terms outlined in executive contract to one third over each of the three years following the year the award is granted. Although the LTIP uses relative TSR as one of the two performance measures, the Compensation Committee also looks at absolute TSR in the context of the entire award to ensure alignment.

              TSR refers to the rate of return that a Shareholder would earn on an investment in Common Shares assuming the investment was held for the entire year and that monthly dividends, if any, were reinvested. For 2015, the Compensation Committee included the following companies in the peer group (the "TSR Peer Group") for the purpose of determining the Corporation's relative TSR performance:

  •
  Boralex, Inc.;

  •
  Brookfield Renewable Power Fund;

  •
  Northland Power, Inc.;

  •
  Capstone Infrastructure Corp.;

  •
  Innergex Renewable Energy, Inc.;

  •
  Algonquin Power & Utilities Corp.;

  •
  Maxim Power Corp;

  •
  50 U.S.-listed master limited partnerships in the Alerian Index; and

  •
  18 utilities in the S&P 400 Utility Index.

              For each performance period, the Board of Directors establishes LTIP award amounts that each named executive officer is entitled to receive under the LTIP depending upon the Corporation's performance against specified criteria. If certain levels of target performance are achieved, the named executive officer will be eligible to receive a number of notional shares to be calculated by dividing an incentive amount by the market price per Common Share. The market price per Common Share is defined in the LTIP as the weighted average closing price of a Common Share on the TSX for the five trading days immediately preceding the applicable day and then converted to U.S. dollars based on the exchange rate for that day. Notional shares are meant to track the investment performance of Common Shares, including market prices and distributions. Any notional shares granted to a participant in respect of a performance period will be credited to a notional share account for each participant on the determination date for such performance period. Each notional share is entitled to receive distributions equal to the distributions on a Common Share, if any, to be credited in the form of additional notional shares immediately following such distribution on the Common Shares.

2016 LTIP Awards in respect of the 2015 Performance Year

              For 2015, the possible quantum of awards under the LTIP ranged from zero to a cap of $575,000 for the Chief Executive Officer and $400,000 for each of the Executive Vice President—Chief Financial Officer and Executive Vice President—Commercial Development. For 2015, the midpoint target was relative TSR—60th to 75th percentile of the peer group. If this target range were achieved in 2015, and the Compensation Committee determined to award the full discretionary portion of the award, the recommended award for our Chief Executive Officer would be $287,500 and for each of our Executive Vice President—Chief Financial Officer and our Executive Vice President—Commercial Development would be $200,000, prorated based on hire date.

              The following table indicates the thresholds established for each performance measure under the LTIP for 2015 and corresponding percentages of the target award at each level of performance, as well as the actual level of achievement for each performance measure. Up to 50% of the award would have been earned in respect of each performance measure, subject to the Compensation Committee's exercise of discretion to take into account such other factors as it may deem appropriate.

Target and Actual Performance Measures under LTIP for Fiscal Year Ended December 31, 2015

(Each Performance Measure comprises 50% of potential LTIP award)

  •
  Discretionary

  •
  Relative TSR

              In 2015, the Corporation's TSR of –24.5% (45th percentile) was in the bottom half of the Corporation's TSR Peer Group.

              On December 18, 2015, the Compensation Committee determined to make the following awards for the 2015 performance year. The Compensation Committee made these awards based primarily on the achievements of the Corporation relating to the measures above and also by exercising its discretion under the LTIP. The Compensation Committee assessed Messrs. Moore, Ronan and Cofelice's performance in terms of their specific functions as well as the relationship of their achievements to the direction of the Corporation as a whole.

              Mr. Moore received a grant of $345,000 or 192,737 notional shares, which represents approximately 60% of the award available under the LTIP. Under the terms of Mr. Moore's employment agreement, this grant shall vest upon the three-year anniversary of the date of grant, as follows, provided Mr. Moore remains employed by the Corporation upon the vesting date, and the portion of each award that does not so vest shall be immediately and automatically forfeited for no consideration: (i) at 150% of the original grant amount, if the Corporation's Relative TSR (as defined in the LTIP) is at the 75th percentile or higher, (ii) at 100% of the original grant amount, if the Corporation's Relative TSR is at the 50th percentile or higher, but below the 75th percentile, (iii) at 50% of the original grant amount, if the Corporation's Relative TSR is at the 25th percentile or higher, but below the 50th percentile or (iv) at 0% of the original grant amount, if the Corporation's Relative TSR is below the 25th percentile, or, regardless of the Corporation's Relative TSR, if, as of the vesting date, the Market Price per Common Share (as defined in the LTIP) is below the Market Price Per Common Share as of the date of grant.

              Mr. Ronan received a grant of $240,000 or 134,078 notional shares, which also represents approximately 60% of the maximum award available under the LTIP.

              Mr. Cofelice received a grant of $80,000 (prorated based on hire date) or 44,693 notional shares, which also represents approximately 60% of the maximum award available under the LTIP.

              Mr. Hartwick was not eligible to receive an LTIP grant under the terms of his employment agreement entered into in September 2014.

              It is the view of the Compensation Committee that 2015 was a successful year for Atlantic Power as evidenced by the following accomplishments:

  •
  Executed timely sale of Wind business at a high valuation and used proceeds to redeem our highest-cost debt, without any dilution of cash flow

  •
  Reduced leverage ratio to 5.8x at year end 2015 from 8.9x at year end 2013, as a result of debt reduction from asset sales, amortization and discretionary repurchases

  •
  Reduced corporate overhead costs by 30%, achieving a cumulative reduction of approximately 41% from 2013 to 2015

  •
  Realized 26% cash-on-cash return from optimization investments we made in our fleet in 2013 through 2015

  •
  Signed first significant PPA extension in more than two years; 11-year extension at Morris is also modestly accretive to Project Adjusted EBITDA

  •
  Achieved financial results within our 2015 guidance ranges for Project Adjusted EBITDA, Adjusted Cash Flows from Operating Activities and Adjusted Free Cash Flow

  •
  Received credit rating upgrades from Moody's and Standard & Poor's to B1 / B+, respectively

  •
  Resolved pending shareholder litigation in the United States and the Province of Ontario without any payments by us

              Our Committee believes the LTIP measures and targets must be evaluated in context of the overall assessment of the Corporation's performance. The LTIP awards approved by the

Compensation Committee were a result of this approach and ultimately the awards to Messrs. Moore, Ronan and Cofelice reflect the fact that management had very good execution in 2016, but relative TSR was below the minimum threshold set above. The notional shares awarded will each vest as to one third over each of the three years following the year in which the award was granted, subject to continued employment of the officer.

              The Compensation Committee also used the following criteria to determine the nature and amount of the award while considering TSR in context of the entire award to ensure alignment:

  •
  alignment with shareholders in regards to past performance and future requirements; and

  •
  fairness, retention and motivation of the employee.

              Pursuant to SEC rules and Canadian securities laws, these awards will be reported in the Summary Compensation Table in the Information Circular and Proxy Statement for the Corporation's 2017 Annual Meeting of Shareholders.

Compensation Allocation

              The following provides the overall mix of actual compensation for 2015 for each of our named executive officers. Overall, approximately 60-65% of our total compensation package for our named executive officers is considered incentive (variable) compensation that changes year to year based on actual company and individual performance achievement.

Employment Agreements

              Effective January 26, 2015, the Corporation entered into an employment agreement with Mr. Moore. The employment agreement provides Mr. Moore with (i) an initial annual base salary, which is subject to annual review and pro-rated for 2015; (ii) eligibility to participate in the STIP adopted by the Board of Directors from time to time, pro-rated for 2015; (iii) eligibility to participate in the LTIP as it may be amended by the Board of Directors from time to time; (iv) benefits under the Corporation's welfare plans; (v) a one-time cash bonus of $150,000, a pro-rata portion of which Mr. Moore must repay if his employment with the Corporation is terminated during his first 18 months of employment under certain circumstances; and (vi) a one-time grant of notional shares, each corresponding to one Common Share of the Corporation, with an initial grant value of $1,350,000 subject to certain vesting requirements outlined in the agreement.

              Effective April 15, 2013, the Corporation entered into an employment agreement with Mr. Ronan. The agreement provides Mr. Ronan with benefits including the following: (i) an initial annual base salary, which is subject to annual review and if increased may not be subsequently decreased without the executive officer's consent during the term of the agreement; (ii) eligibility to participate in the STIP adopted by the Board of Directors from time to time, provided that the STIP may not be altered to the material detriment of the executive officer without his consent; (iii) eligibility to participate in the LTIP as it may be amended by the Board of Directors from time to time, provided that the LTIP may not be altered to the material detriment of the executive officer without his consent; and (iv) benefits under the Corporation's welfare plans. This employment agreement has an initial three year term ending March 31, 2016. Beginning in 2014, on January 1 of each year this three-year employment agreement extends automatically for an additional one-year term unless notice is given by the Corporation or the officer that the agreement will not be renewed.

              Effective on September 16, 2015, the Corporation entered into an employment agreement with Mr. Cofelice. The employment agreement provides Mr. Cofelice with (i) an initial annual base salary, which is subject to annual review and pro-rated for 2015; (ii) eligibility to participate in the STIP adopted by the Board of Directors from time to time, pro-rated for 2015; (iii) eligibility to participate in the LTIP as it may be amended by the Board of Directors from time to time, pro-rated for 2015; (iv) benefits under the Corporation's welfare plans; (v) a one-time grant of notional shares with a grant date value of $200,000, subject to the terms and conditions of the LTIP.

Clawback

              Messrs. Moore, Ronan and Cofelice agree to be subject to a Financial Restatement and Clawback policy under which, in the event the Corporation's financial results are restated or are found to be inaccurate in a manner that materially affects the calculation of compensation for the executive officers, the independent directors of the Corporation may, subject to certain conditions, direct that the Corporation recover all or a portion of bonus or incentive compensation paid to the executive officer or gains realized by the executive officer with respect to equity-based awards or other incentive payments or cancel all or a portion of the stock-based awards granted to the executive officer that is related to a restatement of, or inaccuracy in, the Corporation's financial results due to intentional fraud or misconduct by the executive officer, and may take other disciplinary action in addition to remedies imposed by third parties, such as law enforcement agencies, regulators or other authorities, and any right of recoupment under Section 304 of the Sarbanes-Oxley Act of 2002, or otherwise required by law or stock exchange requirements. In the event of an inaccuracy that does not give rise to a restatement, any amount recovered, cancelled or recouped under the policy will not exceed the amount by which the compensation based on the inaccurate financial results exceeded the compensation calculated under the accurate financial results.

              Each executive officer's employment agreement also contains certain provisions regarding termination of employment and change in control benefits. For a description of these provisions and post-employment restrictive covenants, see the section of this Information Circular and Proxy Statement titled "Potential Payments Upon Termination or Change in Control." None of our employment agreements provides for any excise tax or gross-ups for the benefit of our executive officers.

              For a description of Mr. Hall's severance agreement, please see Potential Payments Upon Termination or Change in Control beginning on page 43.

Retirement Benefits

              The Corporation does not sponsor a defined benefit retirement plan or any supplemental or enhanced retirement benefits for its named executive officers. The Corporation makes annual matching contributions to each named executive officer's 401(k) plan account based upon a predetermined formula that applies to all its employees. The matching contributions supplement employee's personal savings toward future retirement.

Perquisites

              The Corporation does not provide any material perquisites to its named executive officers.

Share Ownership Policy

              The Board of Directors has adopted a share ownership policy for the Corporation's executive officers in order to further align the interests of the Corporation's executive officers and directors with the long-term interests of the Shareholders. The Policy provides that within five years of appointment the CEO must own shares at 3 times his annual base salary and 2 times for the other executives.

              For purposes of the Policy, share ownership includes any shares owned, directly or indirectly, by an executive or his or her immediate family members or held by such person or his or her immediate family members as part of a tax or estate plan, and unvested notional shares or other equity securities issued under an equity or equity-based compensation plan of the Corporation. In the event of a decline in the price of the Corporation's Common Shares by 25% or more in any year such that the value of an executive officer's Common Shares falls below the requirements of the Policy, the executive officer will have a period of one year to acquire additional Common Shares to comply with the Policy. If the share ownership Policy for any executive officer is not met within the required time frame, the executive officer will be required to have 100% of his or her notional shares or equity-based compensation vest into Common Shares (in both cases, less Common Shares withheld or sold to pay taxes) until the requirements of the Policy are met.

              For purposes of determining compliance with the Policy, the value of a share means an assumed per share value based on the average of the closing price of a Common Share on the New York Stock Exchange on the last trading day of each of the previous four fiscal quarters. The Policy went into effect on April 1, 2013, and the five-year grace period under the Policy, as described above, is still in effect for each of the Corporation's executive officers.

Compensation Committee Report

              The Compensation Committee of the Board of Directors of the Corporation has reviewed and discussed the Compensation Discussion and Analysis ("CD&A") required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Information Circular and Proxy Statement.

              Submitted by the following independent directors who comprise the Compensation Committee:

              Teresa M. Ressel, Chair
John A. McNeil*
Kevin T. Howell
Holli C. Ladhani
Gilbert S. Palter

*
Mr. McNeil will not stand for re-election at the Meeting.

Summary Compensation Table

              The following table sets forth a summary of salary and other compensation for 2015, 2014 and 2013 of each named executive officer (in US$).

Name and principal position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-equity incentive plan compensation(3)	All other compensation(4)	Total Compensation
James J. Moore, Jr.(5)	2015	530,769	150,000	1,350,000	740,000	41,437	2,812,206
Director, President and	2014	—	—	—	—	—	—
Chief Executive Officer	2013	—	—	—	—	—	—

Terrence Ronan(6)	2015	400,000	—	350,000	400,000	30,068	1,180,068
Executive Vice President—	2014	400,000	—	350,000	175,000	35,122	960,122
Chief Financial Officer and Corporate Secretary	2013	375,000		129,102	170,000	24,056	698,158

Joseph E. Cofelice(7)	2015	112,308	—	200,000	106,400	5,191	423,899
Executive Vice President—	2014	—	—	—	—	—	—
Commercial Development	2013	—	—	—	—	—	—

Edward C. Hall(8)	2015	155,288	—	375,000	—	1,433,990	1,964,278
Former Executive Vice	2014	425,000	—	275,000	175,000	35,122	910,122
President—Chief Operating Officer	2013	317,115	—	180,000	160,000	219,271	876,386

Kenneth M. Hartwick(9)	2015	63,461	—	—	—	—	63,461
Director, Former Interim	2014	137,576	—	—	—	—	137,576
President and Chief Executive Officer	2013	—	—	—	—	—	—

(1)
The amount shown represents the sign-on bonus received by Mr. Moore pursuant to his employment agreement.

(2)
The amounts shown under "Stock Awards" reflect the grant date fair value of notional shares granted during the year and are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718. The assumptions used in determining the grant date fair value of these awards are described in Note 15 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015. The amounts shown do not include dividend equivalent rights that accrued subsequently on notional shares. With respect to Mr. Moore, this amount represents an initial grant upon hire that he received under a Transition Equity Grant Participation Agreement with the Corporation. With respect to Mr. Ronan, the amount represents his LTIP award based on performance in 2014. With respect to Mr. Cofelice, this amount represents an initial grant upon hire that he received under the terms of his employment agreement with the Corporation.

(3)
The amounts shown under the "Non-equity incentive plan compensation" column for 2015 represent awards made under the STIP for performance in 2015 paid in early 2016.

(4)
Amounts represent the Corporation's matching contributions to the 401(k) plan accounts and medical, dental, vision, short-term and long-term disability costs of each executive officer. For Mr. Hall, the amount also includes $1,284,333 pursuant to his severance agreement (for more information see "Potential Payments Upon Termination or Change in Control" beginning on page 43).

(5)
James J. Moore, Jr. was appointed as the President and Chief Executive Officer effective January 26, 2015.

(6)
Terrence Ronan was appointed as the Executive Vice President—Chief Financial Officer of the Corporation effective August 20, 2012.

(7)
Joseph E. Cofelice was appointed as the Executive Vice President—Commercial Development effective September 16, 2015.

(8)
Edward C. Hall was appointed as the Executive Vice President—Chief Operating Officer of the Corporation effective April 2, 2013 and reached a mutual agreement with the Corporation for his departure from such position as of February 3, 2015.

(9)
Kenneth M. Hartwick was appointed as the Corporation's Interim President and Chief Executive Officer after the close of business on September 15, 2014. The amounts reflected above include payments made to him solely in respect of his services in such capacity.

Grants of Plan-Based Awards

              The following table provides additional information about plan-based awards granted during the year ended December 31, 2015 for each named executive officer. For more information regarding the terms of the plan-based awards referred to in this table, see "Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Plan and Employment Agreements" beginning on page 31.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name	Grant date	Threshold (US$)	Target (US$)(1)	Maximum (US$)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: Number of shares of stock or units(2) (#)	Grant date fair value of stock awards (US$)(3)
James J. Moore, Jr.(4)	N/A	—	431,250	575,000
	1/26/15				—	261,628	261,628
	1/26/15							261,628	675,000
Terrence Ronan(5)	N/A	—	200,000	400,000
	2/23/15							127,273	350,000
Joseph E. Cofelice(6)	N/A	—	84,231	112,308
	10/7/15							96,618	200,000

(1)
Amounts set forth in the "Target" column assume the award is 50% of the maximum payout.

(2)
The amounts shown for Mr. Ronan represent a grant under the LTIP for performance in 2014. The amounts shown for Mr. Moore and Mr. Cofelice represent grants issued upon their initial offer agreement. Amounts do not include dividend equivalent rights that subsequently accrued on notional shares.

(3)
Amounts are calculated in accordance with FASB ASC Topic 718.

(4)
Mr. Moore's grant of 523,256 transitional notional shares on January 22, 2015 will vest one half on or any time after the two (2) year anniversary of the Effective Date (as defined in the employment agreement) if the weighted average Canadian dollar closing price of Common Shares on the TSX for at least three (3) consecutive calendar months has exceeded the Market Price per Common Share determined as of January 22, 2015 by at least 50%. The remaining one half will vest on the four (4) year anniversary of the Effective Date.

(5)
Mr. Ronan's grant of 127,273 notional shares on February 23, 2015 vested one third in March 2016 and the remaining two thirds will vest in two equal installments on each of February 2017 and February 2018.

(6)
Mr. Cofelice's grant of 96,618 transitional notional shares on September, 16, 2015 vested one third in March 2016 and the remaining two thirds will vest in two equal installments on each of February 2017 and February 2018. Mr. Cofelice's target and maximum amounts under the STIP were pro-rated based on his hire date.

Outstanding Equity Awards at Fiscal Year End

              The following table sets forth, for each named executive officer, all equity-based awards outstanding as of December 31, 2015:

			Stock Awards
Name	Number of shares or units of stock that have not vested(1)(3)	Market value of shares or units of stock that have not vested (US$)(3)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested(2)(3)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested (US$)(3)
James J. Moore, Jr.	269,952	531,806	269,952	531,806
Joseph E. Cofelice	103,879	204,642	—	—
Terrence Ronan	256,145	504,606	—	—

(1)
For Mr. Ronan, 119,199 notional shares will vest in March 2016, 92,803 notional shares will vest in February 2017 and 44,143 notional shares will vest in February 2018, subject to Mr. Ronan's continued employment. For Mr. Cofelice, 34,626 notional shares will vest in March 2016, 34,626 notional shares will vest in February 2017 and 34,627 notional shares will vest in February 2018, subject to Mr. Cofelice's continued employment. For Mr. Moore, 269,952 transitional notional shares will vest in January 2019 subject to Mr. Moore's continued employment. The notional share totals include notional shares credited under the LTIP to the notional share account of the named executive officer for dividends paid through December 31, 2015.

(2)
269,952 of Mr. Moore's transitional notional shares will vest on or any time after the two (2) year anniversary of January 22, 2015 if the weighted average Canadian dollar closing price of the Corporation's Common Shares on the TSX for at least three consecutive calendar months has exceeded the market price per Common Share determined as of January 22, 2015 by at least 50%.

(3)
This amount is calculated based on the closing price of a Common Share on the NYSE on December 31, 2015 ($1.97).

Stock Vested

              The following table sets forth, for each named executive officer, the value of all equity-based awards vested during the year ended December 31, 2015:

Name	Number of shares acquired on vesting (#)	Value realized on vesting (US$)
James J. Moore, Jr.	—	—
Joseph E. Cofelice	—	—
Terrence Ronan	51,744	142,296
Edward C. Hall(1)	139,267	376,022

(1)
For Mr. Hall, all of his 139,267 notional shares vested on February 3, 2015 under the terms of his severance agreement.

Potential Payments Upon Termination or Change In Control

              We believe that the consideration of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the executive officer level. In order to encourage our executive officers to focus on seeking the best return for our Shareholders and to remain employed with the Corporation during an important time when their prospects for continued employment following a change in control transaction are often uncertain, we have agreed in the employment agreements to provide for severance benefits in the event the executive officer's employment is terminated under certain circumstances, including in connection with a change in control of the Corporation. In exchange for such severance protection, each executive officer agreed to certain non-competition and non-solicitation limitations following certain termination events.

              The Corporation's employment agreement with James J. Moore, Jr. provides that if he is terminated by the Corporation (other than in the one-year period following a change of control) for any reason other than cause, or if Mr. Moore terminates his employment for good reason, then the following are paid or provided under the employment agreement: (i) his base salary through the termination date, to the extent not yet paid; (ii) a lump sum termination payment equal to two times his then current base salary (without giving effect to any material salary reduction), plus a pro-rata amount, based on the number of days elapsed during the fiscal year in which the Date of Termination occurs, of the target bonus; (iii) immediate vesting of LTIP which had not yet vested (including any unvested portion of his transitional grant) with respect to (a) 0% of the target award if before the six-month anniversary of the effective date of the employment agreement, (b) 50% of the target award if between the six-month anniversary of the effective date of the employment agreement and the twelve-month anniversary of that date or (c) 100% of the target award if after the twelve-month anniversary of that date and (iv) continuation of medical and life insurance benefits for a period of eighteen months following termination. In the event Mr. Moore is terminated by the Corporation for any reason other than cause or if Mr. Moore terminates his employment for good reason within one year of a change in control, then the following are paid or provided under the employment agreement: (i) his base salary through the termination date, to the extent not yet paid; (ii) a lump sum termination payment equal to either (a) US$2,000,000, if such termination is within twelve months of the effective date of the employment agreement or (b) if such termination is later, two times his then current base salary (without giving effect to any material salary reduction), plus a pro-rata amount, based on the number of days elapsed during the fiscal year in which the Date of Termination occurs, of the target bonus; (iii) immediate vesting of LTIP which had not yet vested (including any unvested portion of his transitional grant) with respect to (a) 0% of the target award if before the twelve-month anniversary of the effective date of the employment agreement or (b) 100% of the target award if after the twelve-month anniversary of that date and (iv) continuation of medical and life insurance benefits for a period of eighteen months following termination. After the first anniversary of the effective date of the employment agreement, Mr. Moore will receive the same benefits with respect to a termination without cause or a termination for good reason, regardless of whether such termination is in connection with a change in control. In order to receive these termination benefits (other than unpaid base salary through termination date), the executive officer must execute a general waiver and release of claims against the Corporation and its affiliates. Under Mr. Moore's employment agreement, a change in control is defined as the occurrence of any of the following events: (i) the sale, lease or transfer to any person or group, in one or a series of related transactions, of the assets of the Corporation or Atlantic Power Services, LLC which assets generated more than

50% of Atlantic Power Services, LLC's cash flow in a 12-month period ended on the last day of the most recent fiscal quarter to any person or group; (ii) the adoption of a plan related to the liquidation or dissolution of the Corporation or Atlantic Power Services, LLC; (iii) the acquisition by any person or group of a direct or indirect interest in more than 50% of (A) the common shares of the Corporation or the common membership interests of Atlantic Power Services, LLC or (B) the voting power of the Corporation or Atlantic Power Services, LLC, in the case of either (A) or (B), by way of purchase, merger, or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Corporation or Atlantic Power Services, LLC as a result of such transaction); or (iv) the merger or consolidation of the Corporation or Atlantic Power Services, LLC with or into another person or the merger of another person into the Corporation or Atlantic Power Services, LLC with the effect that immediately after such transaction the shareholders of the Corporation or the holders of common membership interests of Atlantic Power Services, LLC immediately prior to such transaction hold, directly or indirectly, less than 50% of the voting control over the person surviving such merger or consolidation, in each case other than the creation of a holding company that does not involve a change in the beneficial ownership of the Corporation or Atlantic Power Services, LLC as a result as such transaction. In the event that Mr. Moore's employment is terminated as a result of his death, disability or retirement, he will be entitled to receive his accrued salary through the date of termination, and each equity-based award held by Mr. Moore shall vest in accordance with the applicable plan or grant or agreement.

              The Corporation's employment agreement with Terrence Ronan provides that if he is terminated by the Corporation either following a determination by the Board of Directors that the executive officer's performance is unsatisfactory with respect to annually approved goals and objectives (with 90 days prior written notice to the executive officer, and not during any period that is 90 days preceding or one year following a change in control) or for any reason other than cause, or if he resigns within 90 days preceding or one year after a change in control because certain further triggering events have occurred including material reduction in salary or benefits (including annual cash bonus or LTIP), relocation, change in position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or the Corporation's breach of the employment agreement, then the following are paid or provided under the employment agreement: (i) his base salary through the termination date, to the extent not yet paid; (ii) a lump sum termination payment equal to two times the average, during the last two years, of the sum of the respective executive officer's: (a) base salary, (b) annual cash bonus, and (c) the most recent matching contribution to his 401(k) plan (the sum of (a), (b) and (c) being the executive officer's "Total Annual Compensation"); (iii) immediate vesting of all previous awards under the LTIP which had not yet vested; (iv) continuation of all employee benefits for a period of one year following termination; and (v) costs of outplacement services customary for senior executives at the respective executive officer's level for a period of 12 months following termination with the cost capped at $25,000. Under Mr. Ronan's employment agreement, a change in control is defined as the occurrence of any of the following events: (i) the sale, lease or transfer to any person or group, in one or a series of related transactions, of the assets of the Corporation or Atlantic Power Holdings, Inc. which assets generated more than 50% of Atlantic Power Holdings, Inc.'s cash flow in a 12-month period ended on the last day of the most recent fiscal quarter to any person or group; (ii) the adoption of a plan related to the liquidation or dissolution of the Corporation or Atlantic Power Holdings, Inc.; (iii) the acquisition by any person or group of a direct or indirect interest in more than 50% of (A) the common shares of the Corporation or the common membership interests of Atlantic Power Holdings, Inc. or (B) the voting power of the Corporation or Atlantic Power Holdings, Inc., in the case of either (A) or (B), by way of purchase, merger, or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of Atlantic Power Holdings, Inc. as a result of such transaction); (iv) the merger or consolidation of the Corporation or Atlantic Power Holdings, Inc. with or into another person or the merger of another person into the Corporation or Atlantic Power Holdings, Inc. with the effect that immediately after such transaction the shareholders of the Corporation or the holders of common membership interests of Atlantic Power Holdings, Inc. immediately prior to such transaction hold, directly or indirectly, less than 50% of the voting control over the person surviving such merger or consolidation, in each case other than the creation of a holding company that does not involve a change in the beneficial ownership of the Corporation or Atlantic Power Holdings, Inc. as a result as such transaction; or (v) the Corporation or Atlantic Power Holdings, Inc. or any of their shareholders or members enters into any agreement providing for any of the foregoing, or the date which is 90 days prior to a definitive announcement by the Corporation or Atlantic Power Holdings, Inc. of any of the foregoing, whichever is earlier, and the transaction contemplated thereby is ultimately consummated. In order to receive these termination benefits (other than unpaid base salary through the termination date), the executive officer must execute a general waiver and release of claims against the Corporation and its affiliates.

              The Corporation's employment agreement with Joseph E. Cofelice provides that if he is terminated by the Corporation for any reason other than cause, or if Mr. Cofelice terminates his employment for good reason, then the following are paid or provided under the employment agreement: (i) his base salary through the termination date, to the extent not yet paid; (ii) a lump sum termination payment equal to his then current base salary (without giving effect to any material salary reduction), plus a pro-rata amount, based on the number of days elapsed during the fiscal year in which the Date of Termination occurs, of the target bonus; (iii) immediate vesting of LTIP which had not yet vested and (iv) continuation of medical insurance benefits for a period of one year following termination. In order to receive these termination benefits (other than unpaid base salary through termination date), the executive officer must execute a general waiver and release of claims against the Corporation and its affiliates. In the event that Mr. Cofelice's employment is terminated as a result of his death, disability or retirement, he will be entitled to receive his accrued salary through the date of termination, and each equity-based award held by Mr. Cofelice shall vest in accordance with the applicable plan or grant or agreement.

              The employment agreements also contain non-competition and non-solicitation limitations on each of the executive officers following certain termination events.

              The following table provides, for Mr. Moore, Mr. Ronan and Mr. Cofelice, an estimate of the payments payable by us, assuming certain termination scenarios. The amounts shown assume that such termination was effective, and to the extent applicable, a change in control occurred, as of December 31, 2015 and thus only include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of each such executive officer's separation from the Corporation.

Name	Type of payment	Termination payment (US$)		Vesting of stock-based compensation(4) (US$)	Employee benefits (US$)	Total (US$)
James J. Moore, Jr.	Termination without cause or for good reason	1,581,250	(1)	917,660	58,457	2,557,367
	Termination without cause or for good reason in connection with a change of control prior to January 22, 2016l(5)	2,000,000		0	58,457	2,058,457
Terrence Ronan	Termination without cause or in connection with change of control	1,406,450	(2)	435,362	49,929	1,891,741
Joseph E. Cofelice	Termination without cause or good reason	700,000	(3)	176,560	27,256	903,817

(1)
Includes the sum of two times (i) current base salary and (ii) two times target bonus.

(2)
Includes two times the average, during the last two years, of the sum of the respective executive officer's: (a) base salary, (b) annual bonus, and (c) the most recent matching contribution to his 401(k) plan.

(3)
Includes the sum of one times (i) current base salary and (ii) one times target bonus.

(4)
This amount is calculated based on the five-day weighted average closing price of a Common Share on the TSX, converted to US$, as of December 31, 2015 ($1.70).

(5)
These amounts reflect the payments Mr. Moore would have received if he were terminated by the Corporation without cause or if he were to have terminated his employment for good reason in connection with a change in control if such change in control and termination had occurred as of December 31, 2015. As of January 22, 2016, in the event of such a termination following a change in control, his severance payments will be calculated in the same manner as if his termination had not occurred in connection with a change in control. For more information, please see the description of Mr. Moore's employment agreement on page 43.

              Mr. Hall reached a mutual agreement for his departure on February 3, 2015, which superseded his employment agreement. His severance agreement provided for the following benefits upon termination of employment with the Corporation: (i) an amount pursuant to his employment agreement equal to $1,284,333; (ii) a cash payment of $106,250, which is equivalent to three months of his last base salary; (iii) employee benefits for an additional three months beyond the period set forth in his employment agreement; and (iv) an additional cash payment of $375,000, which is equivalent to the 2014 performance year LTIP award. In addition, the Corporation agreed to reimburse Mr. Hall for legal fees he expended in connection with his severance agreement in an amount up to $5,000.

Compensation Risk Assessment

              The Corporation has reviewed the Corporation's compensation policies and practices for all employees and concluded that any risks arising from the Corporation's policies and programs are not reasonably likely to have a material adverse effect on the Corporation. The Corporation believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The Corporation reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

  •
  allocation of compensation between cash compensation and long-term equity compensation, combined with the vesting schedule under LTIP, discourages short-term risk taking;

  •
  approach of goal setting, setting of targets with payouts at multiple levels of performance, capping the amount of the Corporation's incentive payouts, and evaluation of performance results assist in mitigating excessive risk-taking;

  •
  compensation decisions include subjective considerations, which limit the influence of formulae or objective factors on excessive risk taking; and

  •
  business does not face the same level of risks associated with compensation for employees at financial services firms (traders and instruments with a high degree of risk).

              To complement the existing risk-reducing features of the Corporation's compensation policies and practices, the Corporation determined to adopt a share ownership policy that promotes long-term ownership by the named executive officers and to implement a recoupment policy in the executive officers' employment agreements.

Information Concerning the Board of Directors

Compensation of Directors

Director Fees

              Effective January 1, 2015, the Director compensation structure changed such that each independent Director is entitled to receive an annual retainer of $120,000, of which 50% will be paid in cash and 50% will be granted in DSUs with the goal to align Director compensation with the long-term interests of shareholders via mandatory holdings. Directors may elect to receive greater than 50% of their compensation in DSUs. The Chair of the Board of Directors (including for his responsibilities as Chair of the Nominating and Corporate Governance Committee), the Chair of the Audit Committee, the Chair of the Operations and Commercial Oversight Committee and the Chair of the Compensation Committee receive an additional $45,000, $15,000, $10,000 and $10,000 per year, respectively. Committee chair fees are also paid 50% in cash and 50% granted in DSUs. Directors are reimbursed for out-of-pocket expenses for attending meetings but do not receive a per-meeting fee. Directors also participate in insurance and indemnification arrangements. Directors who are also executive officers of the Corporation are not entitled to any compensation for their services as a Director.

Share Ownership Policy

              On April 1, 2013, the Board of Directors adopted the Director and Executive Officer Share Ownership Policy in order to further align the interests of the Directors with the long-term interests of the Shareholders. The Policy provides that all independent Directors are required to acquire (and thereafter maintain ownership of) a number of Common Shares (which will include notional shares under the DSU Plan described below) with a fair market value equal to a minimum of three times their annual base cash retainer within a period of three years of their respective appointment.

              For purposes of the Policy, share ownership includes any shares owned, directly or indirectly, by a Director or his or her immediate family members or held by such person or his or her immediate family members as part of a tax or estate plan, and DSUs issued under the DSU Plan. In the event of a decline in the price of the Corporation's Common Shares by 25% or more in any year such that the value of a Director's Common Shares falls below the requirements of the Policy set out above, the Director will have a period of one year to acquire additional Common Shares to comply with the Policy. If the Policy is not met within the required time frame, the Director will be required to elect at the earliest possible time in accordance with the provisions of the deferred share unit plan (the "DSU Plan") for Directors (described below) to have 100% of the fees paid to him or her by the Corporation for his or her services as a Director contributed to the DSU Plan until the Policy is met.

              For purposes of determining compliance with the Policy, the value of a share means an assumed per share value based on the average of the closing price of a Common Share on the New York Stock Exchange on the last trading day of each of the previous four fiscal quarters. As of the market close December 31, 2015, for the previous 4 quarters then ended, the per share value was $2.43. As of December 31, 2015, all independent Directors were in compliance with, or in the case of Ms. Ressel, subject to the three-year grace period of the Policy as calculated with three times the annual base cash retainer of $60,000.

Deferred Share Unit Plan

              On April 24, 2007, the Board of Directors established a DSU Plan for Directors. Under the DSU Plan, each non-management Director is entitled to elect to have a portion of the fees paid to him or her by the Corporation for his or her services as Directors contributed to the DSU Plan. All fees contributed to the DSU Plan are credited to such Director in the form of DSUs representing the current market price of the Corporation's Common Shares at the time of contribution. For as long as the participant continues to serve on the Board of Directors, dividends, if any are declared, accrue on the DSUs consistent with amounts declared by the Board of Directors on the Corporation's Common Shares and additional DSUs representing the dividends are credited to the Director's account. DSUs credited to the participant's DSU account are redeemed only when a participant ceases to serve on the Board of Directors for any reason. DSUs are redeemed in cash on the first anniversary of the participant's termination as a Director (unless a participant elects another time no later than the end of the calendar year following the year of termination), or, in the case of participants subject to United States income tax, as soon as practicable following the participant's termination. Under the DSU Plan, the Corporation also has the discretion to provide for the redemption or substitution of DSUs upon a reorganization of the Corporation.

              The following table describes Director compensation for non-management Directors for the year ended December 31, 2015.

2015 Director Compensation Tables

Name	Fees earned or paid in cash (US$)	Stock Awards (US$)*(1)(2)	Total compensation (US$)
Irving R. Gerstein	82,500	82,500	165,000
R. Foster Duncan	60,000	60,000	120,000
Kenneth M. Hartwick(2)	60,097	60,097	120,194
Kevin T. Howell	60,000	60,000	120,000
Holli C. Ladhani	67,500	67,500	135,000
John A. McNeil	60,750	60,750	121,500
Gilbert S. Palter	31,154	31,154	62,308
Teresa M. Ressel	64,264	64,264	128,528

*
Reflects the grant date fair value of DSUs awarded in 2015 determined in accordance with FASB ASC Topic 718, Compensation-Stock Compensation.

(1)
As of December 31, 2015, directors held the following DSUs: 44,398 for Irving R. Gerstein, 71,339 for R. Foster Duncan, 158,375 for Kenneth M. Hartwick, 26,737 for Kevin T. Howell, 95,771 for Holli C. Ladhani, 34,645 for John A. McNeil, 17,128 for Gilbert S. Palter and 30,656 for Teresa M. Ressel.

(2)
The amounts reflected in the table for Mr. Hartwick were paid solely for his services as an independent director. He received no director fees while serving as interim President and Chief Executive Officer. For amounts paid for his service in such capacity, please see the Summary Compensation Table on page 40.

Compensation Committee Interlocks and Insider Participation

              During 2015, Messrs. Howell and McNeil and Mses. Ressel and Ladhani served as members of the Compensation Committee of the Board of Directors of the Corporation.

              During 2015, none of the executive officers of the Corporation has served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Corporation; (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Corporation; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Corporation.

MATTER 2: SPECIAL BUSINESS—NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

              We have designed our compensation programs to keep management and Shareholders in alignment as to long-term goals as well as to attract, retain and focus our team on delivering value to Shareholders. As more fully discussed in the CD&A beginning on page 25:

  •
  Reduced debt by a total of $833 million in the past two years as a result of asset sales, debt amortization and discretionary debt repurchases; lowered annual interest expense by more than $65 million

  •
  Reduced overhead costs from $54 million in 2013 to $32 million in 2015; expect further reduction to $27 million in 2016 (cumulative expected reduction of 50% from 2013)

  •
  Implemented a culture of servant leadership

  •
  Invested a total of $22 million in attractive optimization projects from 2013 to 2015; realized cash flow benefit of approximately $6 million in 2015; expect $10 million benefit in 2016

  •
  In December, announced modification of the Morris energy services agreement and 11-year extension

  •
  Implemented normal course issuer bid (NCIB) for up to 10% of each of the Corporation's convertible debentures and Common Shares and up to 5% of Atlantic Power Preferred Equity Ltd.'s preferred shares, subject to limitations described in the Corporation's December 22, 2015 press release

  •
  Shareholder litigation in United States and Ontario dismissed without payments by the Corporation (December 2015); proposed action in Quebec expected to be resolved in a similar manner

  •
  In February 2016, Standard & Poor's upgraded the Corporation's corporate credit rating to B+ from B; Moody's had upgraded to B1 from B2 in October 2015.

  •
  Common dividend eliminated as part of changes to overall capital allocation strategy (February 2016)

  •
  Management and directors purchased approximately 493,000 shares in Q4 2015 at an average price of US$1.77 per share; for the year, management and director purchases totaled approximately 1.05 million shares at an average price of US$2.31

  •
  Reported project loss of $(41) million vs. project loss of $(39) million in 2014; 2015 results include $128 million impairment of long-lived assets and goodwill (results for both years exclude the Wind Projects, which are included in discontinued operations)

  •
  Achieved Project Adjusted EBITDA of $209 million vs. $229 million in 2014, in the upper half of the Corporation's 2015 guidance range of $200 to $215 million (results exclude Wind Projects)

  •
  Reported (GAAP) Cash flows provided by operating activities of $87 million vs. $65 million in 2014 (results include cash flows from the Wind Projects)

  •
  Generated Adjusted Cash Flows from Operating Activities of $105 million vs. $92 million in 2014, at the upper end of the Corporation's 2015 guidance range of $95 to $105 million (results exclude Wind Projects and debt redemption costs)

  •
  Achieved Adjusted Free Cash Flow of $2 million vs. approximately zero in 2014, in the lower end of the Corporation's 2015 guidance range of $0 to $10 million because of a delay in a $6 million reimbursement for a customer-owned construction project that was received in February 2016 (results exclude Wind Projects and debt redemption costs)

              Project Adjusted EBITDA and Adjusted Free Cash Flow are not measures recognized under generally accepted accounting principles in the United States ("GAAP") and do not have standardized meanings prescribed by GAAP, and are therefore unlikely to be comparable to similar measures presented by other companies. Reconciliations of project income/(loss) (a GAAP measure) to Project Adjusted EBITDA and cash flows from operating activities (a GAAP measure) to Free Cash Flow are included on page 64 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 7, 2016. A reconciliation from cash flows from operating activities (a GAAP measure) to Adjusted Free Cash Flow is included in Schedule C.

              We urge you to read the CD&A, as well as the Summary Compensation Table and related compensation tables and accompanying narrative, which provide detailed information on our compensation philosophy, policies and practices and the compensation of our named executive officers.

              As required by Section 14A of the Exchange Act, the Corporation is seeking an advisory (non-binding) vote on the compensation paid to the Corporation's named executive officers, as disclosed in this Information Circular and Proxy Statement pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion. As previously disclosed by the Corporation, the Board of Directors has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next such advisory vote will occur at the 2017 annual meeting of Shareholders.

              This vote, commonly known as a Say-on-Pay proposal, gives Shareholders the opportunity to express their views on the compensation of the Corporation's named executive officers. This vote is not intended to address any specific item of compensation, but the overall compensation of the named executive officers and the principles, policies and practices described in this Information Circular and Proxy Statement. As this is an advisory vote, the result will not be binding on the Corporation, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions of Shareholders and intend to take into account the results of the vote when considering future compensation decisions for the named executive officers.

Vote Required

              Approval of the resolution approving, on a non-binding advisory basis, the compensation of the Corporation's named executive officers requires the affirmative vote of a majority of the votes cast at the Meeting. The persons named in the accompanying Form of Proxy will vote such proxy in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying Form of Proxy is executed and returned (and not revoked) prior to the Meeting, the Common Shares represented by the Form of Proxy will be voted in favour of a resolution to approve, on a non-binding advisory basis, the compensation of the Corporation's named executive officers. The Board of Directors recommends that Shareholders vote in favour of the following resolution:

              RESOLVED, that the Corporation's Shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Corporation's Information Circular and Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

               The Board of Directors, upon recommendation of the Compensation Committee, recommends a vote FOR approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as disclosed in this Information Circular and Proxy Statement.

MATTER 3: APPOINTMENT OF AUDITORS

              The Audit Committee recommends to the Shareholders that KPMG LLP be appointed as the independent auditor of the Corporation, to hold office until the next annual meeting of the Shareholders or until their successor is appointed, and that the Directors be authorized to fix the remuneration of the auditors.

              It is anticipated that a representative of KPMG LLP will attend the Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Vote Required

              The affirmative vote of a majority of the votes cast at the Meeting is required to appoint KPMG LLP as auditors of the Corporation and to authorize the Board of Directors to fix their remuneration. The persons named in the accompanying Form of Proxy will vote such proxy in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying Form of Proxy is executed and returned (and not revoked) prior to the Meeting, the Common Shares represented by the Form of Proxy will be voted in favour of a resolution to appoint KPMG LLP as auditors of the Corporation and authorize the Corporation's Board of Directors to fix their remuneration. In addition, U.S. brokers will have discretionary authority to vote uninstructed shares with respect to the appointment of auditors.

External Auditor Fees

              Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2015 and 2014 were as follows:

Fees	2015	2014
Audit Fees	$1,150,000	$1,480,000
Audit-Related Fees	—	—
Tax Fees	507,000	622,000
All Other Fees	—	—

Total Fees	$1,657,000	$2,102,000

              The Audit Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Corporation by KPMG LLP; however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Corporation if the "de minimis" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. There were no services provided under the "de minimis" provisions in 2015. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

The Audit Committee recommends a vote FOR the appointment of KPMG LLP as the auditors of the Corporation and the authorization of the Corporation's Board of Directors to fix such auditor's remuneration.

REPORT OF THE AUDIT COMMITTEE

              The members of the Audit Committee of the Board of Directors of the Corporation submit this report in connection with the Audit Committee's review of the financial reports for the year ended December 31, 2015 as follows:

(1)
The Audit Committee has reviewed and discussed with management the audited financial statements for the Corporation for the year ended December 31, 2015.

(2)
The Audit Committee has discussed with representatives of KPMG LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, or any successor thereto.

(3)
The Audit Committee has discussed with representatives of KPMG LLP and management KPMG LLP's independence from the Corporation and received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, "Communication with Audit Committees Concerning Independence."

              Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

              Submitted by the Audit Committee:

    Holli C. Ladhani, Chair
    Irving R. Gerstein
    R. Foster Duncan
    John A. McNeil*
    Teresa M. Ressel

  *
  Mr. McNeil will not stand for re-election at the Meeting.

    Financial Statements

              The Annual Report, the financial statements of the Corporation as of and for the year ended December 31, 2015 and the auditors' report thereon and this Information Circular and Proxy Statement will be placed before the Shareholders at the Meeting. No formal action will be taken at the Meeting to approve the financial statements. If any Shareholder has questions regarding such financial statements, such questions may be brought forward at the Meeting.

MATTER 4: Special Business—Reconfirmation of the Rights Plan

Reconfirmation of the Shareholders' Rights Plan

              The Corporation adopted and entered into the Rights Plan with Computershare Investor Services Inc., as Rights Agent, on February 28, 2013. The purposes of the Rights Plan were: (i) to provide the Board of Directors and Shareholders with sufficient time to consider any take-over bid made for the Corporation and to allow enough time for competing bids and alternative proposals to emerge; (ii) to ensure that all Shareholders are treated fairly in any transaction involving a change of control of the Corporation and that all Shareholders have an equal opportunity to participate in the benefits of a take-over bid; and (iii) to encourage potential acquirers to make a Permitted Bid (as defined in the Rights Plan) or, alternatively, to negotiate the terms of any offer for Common Shares with the Board of Directors.

              In order to remain effective, the terms of the Rights Plan require that it be reconfirmed by Shareholders at every third annual Shareholders meeting. The Board of Directors believes that it is in the best interest of Shareholders' that the Rights Plan be reconfirmed for the reasons described below.

              At the Meeting, Shareholders will be asked to consider and, if deemed advisable, pass the Rights Plan Resolution reconfirming the Rights Plan. If the Rights Plan Resolution is approved at the Meeting by the Shareholder votes described below under "Shareholder Approval", the Rights Plan will continue in effect until it is required to be reconfirmed again by Shareholders at the 2019 annual meeting of Shareholders of the Corporation. If the Rights Plan Resolution is not approved, the Rights Plan will terminate as of the date of termination of the Meeting. The full text of the Rights Plan Resolution appears in Schedule "A" of this Information Circular and Proxy Statement.

Take-Over Bid Amendments

              On February 25, 2016, the Canadian securities administrators published certain amendments to the Canadian take-over bid regime (the "TOB Amendments") that will require that all non-exempt take-over bids:

  •
  meet a minimum tender requirement where bidders must receive tenders of more than 50% of the outstanding securities that are subject to the bid and held by disinterested shareholders;

  •
  remain open for a minimum deposit period of 105 days, unless the target board states in a news release an acceptable shorter deposit period of not less than 35 days, or the target board states in a news release that it has agreed to enter into a specific alternative transaction (such as a plan of arrangement) in which case the 35-day period would apply to all concurrent take-over bids; and

  •
  be extended for an additional 10 days after the minimum tender requirement is met and all other terms and conditions of the bid have been complied with or waived.

Under the previous regime, non-exempt take-over bids were only required to remain open for 35 days and were not subject to any minimum tender requirement or an extension requirement once the bidder had taken up deposited securities. The TOB Amendments will become effective for all Canadian issuers on May 9, 2016.

              While the TOB Amendments provide many of the protections provided by the Rights Plan, the TOB Amendments do not address the risk of a "creeping take-over bid" where an acquirer may acquire a controlling position in an issuer in reliance on exemptions from the take-over bid requirements and without having to make a take-over bid to all shareholders. As a result, the Board has determined that it is in the best interests of the Corporation to maintain the Rights Plan to attempt to prevent "creeping take-over bids" and the acquisition of control by a third party without paying an appropriate control premium.

              The Board of Directors believes that the Rights Plan is consistent with the TOB Amendments, current Canadian corporate best practices and addresses institutional investor guidelines. The Rights Plan is not intended to prevent a take-over of the Corporation. Reconfirmation of the Right Plan is not being sought in response to, or in anticipation of, any pending or threatened take-over bid and the Board of Directors is not aware of any third party considering or preparing any proposal to acquire control of the Corporation.

Background

              The Rights Plan, which is in a typical form for Canadian publicly-listed issuers, was reviewed by the Corporation's Board of Directors, which reviewed and considered the Rights Plan with the Corporation's legal advisors. The Rights Plan is designed to encourage the fair and equal treatment of Shareholders in connection with any take-over bid for the Corporation. While applicable securities legislation addresses many concerns about unequal treatment of Shareholders, there remains a possibility that control or effective control may be acquired pursuant to private agreements in which a small number of Shareholders dispose of Common Shares at a premium to the market price and other Shareholders have no opportunity to participate, or that a control position could be accumulated over time without payment of fair value for control or fair sharing of any control premium among all Shareholders. The Rights Plan enables the Corporation to preserve its ability to obtain the best value for all Shareholders. Under the Rights Plan, one share purchase right was issued and attached to each outstanding Common Share of the Corporation as of March 11, 2013. The rights become exercisable only if a bidder acquires or announces an intention to acquire a total of 20% or more of the Corporation's outstanding Common Shares, other than pursuant to a Permitted Bid as defined in the Rights Plan and subject to the ability of the Board of Directors to defer the time at which the rights become exercisable. Following the acquisition of 20% of the outstanding Common Shares by the bidder, each right held by a person other than the bidder would entitle the holder to purchase Common Shares at a substantial discount to their then prevailing market price. The issuance of the Common Shares upon exercise of the rights is subject to receipt of regulatory approval.

Summary

              On February 28, 2013, pursuant to the Rights Plan, one Common Share purchase right (individually, a "Right" and, collectively, the "Rights") was issued for each outstanding Common Share to Shareholders of record at the close of business on March 11, 2013 (the "Record Time"). One Right has been and will be issued in respect of each Common Share issued thereafter, subject to the limitations set forth in the Rights Plan. The Rights Plan utilizes the mechanism of the "Permitted Bid" (as described below) to protect Shareholders by requiring all potential bidders to comply with the conditions specified in the Permitted Bid provisions or else such bidders are subject to the dilutive features of the Rights Plan.

              Under the Rights Plan, the Rights are evidenced by the certificates evidencing Common Shares until the close of business on the tenth trading day after the earliest of: (i) the first date of public announcement by the Corporation or an Acquiring Person (as defined below) of facts indicating that a person has become an Acquiring Person; (ii) the date of commencement of, or first public announcement of the intent of any person (other than the Corporation or any subsidiary of the Corporation) to commence, a take-over bid, other than a Permitted Bid or a Competing Permitted Bid (each as defined below); or (iii) the date upon which a Permitted Bid or Competing Permitted Bid ceases to qualify as such, or such later date as may be determined by the Board of Directors, in good faith (the "Separation Time"). Prior to the Separation Time, the Rights will not be exercisable. Following the Separation Time, each Right will entitle the registered holder to purchase from the Corporation one Common Share at a price of $100 per Common Share, subject to adjustment pursuant to the terms of the Rights Plan (the "Exercise Price").

              Under the Rights Plan, if a transaction or event occurs that results in a person becoming an Acquiring Person (a "Flip-in Event") then the Rights beneficially owned by an Acquiring Person, its associates, affiliates and any person acting jointly or in concert with the foregoing (or any direct or indirect transferee or successor of such Rights) will become null and void and the Rights (other than those beneficially owned by the Acquiring Person, its associates, affiliates and any person acting jointly or in concert with the foregoing or any transferee of such Rights) entitle the holder to purchase, effective at the close of business on the tenth business day after the first date of public announcement by the Corporation or an Acquiring Person of facts indicating that a person has become an Acquiring Person, for the Exercise Price, that number of Common Shares having an aggregate market price equal to twice the Exercise Price, subject to adjustment in certain circumstances.

              An "Acquiring Person" is a person that beneficially owns 20% or more of the Corporation's outstanding voting shares, other than the Corporation or any subsidiary of the Corporation, an underwriter acquiring voting shares from the Corporation in connection with a distribution of securities, a Grandfathered Person (as defined below) or any person that would become an Acquiring Person as a result of certain exempt transactions. These exempt transactions include, among others, (i) acquisitions pursuant to a Permitted Bid or a Competing Permitted Bid, (ii) certain other specified exempt acquisitions, and (iii) transactions to which the application of the Rights Plan has been waived by the Board of Directors. A "Grandfathered Person" means each person that beneficially owns, as of the effective date of the Rights Plan, 20% or more of the outstanding voting shares, except that (a) each such person will be considered a Grandfathered Person only if and so long as the voting shares that are beneficially owned by such person do not exceed the number of voting shares which are beneficially owned by such person as of the effective date of the Rights Plan, plus any additional voting shares representing not more than 1% of the Common Shares outstanding as of the effective date of the Rights Plan, and (b) a person will cease to be a Grandfathered Person immediately at such time as such person ceases to be the beneficial owner of 20% or more of the voting shares then outstanding.

              The Rights Plan is not triggered by a Permitted Bid or a Competing Permitted Bid.

              A "Permitted Bid" is a take-over bid where the bid is made by way of a take-over bid circular to all registered holders of the Corporation's voting shares, other than the offeror, and the bid is subject to irrevocable and unqualified conditions (and only so long as all the conditions are met) that (i) no voting shares shall be taken up or paid for prior to the close of business on a date which is not less than 60 days after the date of the take-over bid and then only if more than 50% of the outstanding voting shares held by Independent Shareholders (as defined below) have been deposited or tendered pursuant to the take-over bid and not withdrawn, (ii) voting shares may be deposited pursuant to the take-over bid (unless the take-over bid is withdrawn) at any time prior to the date on which voting shares are first taken up and paid for under the take-over bid and may be withdrawn until taken up and paid for, and (iii) if on the date on which voting shares may be taken up and paid for, more than 50% of the voting shares held by Independent Shareholders have been deposited or tendered pursuant to the take-over bid and not withdrawn, that fact will be publicly announced by the offeror and the take-over bid will be extended for at least 10 business days following such announcement.

              "Independent Shareholders" means holders of Common Shares, but shall not include (i) any Acquiring Person or any offeror, or any affiliate or associate of such Acquiring Person or such offeror, or any person acting jointly or in concert with such Acquiring Person or such offeror, or (ii) any person holding Common Shares under any employee benefit plan, stock purchase plan, deferred profit sharing plan or any similar plan or trust for the benefit of employees of the Corporation or a subsidiary of the Corporation, unless the beneficiaries of any such plan or trust direct the manner in which the Common Shares are to be voted or direct whether the Common Shares are to be deposited or tendered to a take-over bid.

              A "Competing Permitted Bid" is a take-over bid made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry of that Permitted Bid or Competing Permitted Bid and that satisfies all the criteria of a Permitted Bid except that since it is made after a Permitted Bid has been made, the minimum deposit period and the time period for the take-up of and payment for voting shares tendered under a Competing Permitted Bid is not 60 days, but is instead the later of (i) 35 days after the date the Competing Permitted Bid is made, and (ii) the earliest date for take-up and payment of voting shares under any other Permitted Bid or Competing Permitted Bid then in existence.

              Neither a Permitted Bid nor a Competing Permitted Bid is required to be approved by the Board of Directors and such bids may be made directly to Shareholders. Acquisitions of the Corporation's voting shares made pursuant to a Permitted Bid or a Competing Permitted Bid do not give rise to a Flip-in Event.

Certificates and Transferability

              The Rights Plan provides that, until the Separation Time, the Rights may be transferred with and only with the Common Shares and certificates for Common Shares will evidence one Right for each Common Share represented by the certificate. Certificates for Common Shares issued after the Record Time shall bear a legend stating that each certificate also represents one Right. Promptly after the Separation Time, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of Common Shares as of the Separation Time (other than an Acquiring Person and other excluded persons pursuant to the terms of the Rights Plan). Such separate Right Certificates alone will evidence the Rights. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Corporation, including no right to vote or to receive dividends.

Redemption, Waiver and Amendment

              The Board of Directors may, at any time prior to the occurrence of a Flip-In Event, with the consent of the majority of Independent Shareholders if prior to the Separation Time or the majority of the holders of Rights (other than an Acquired Person or other holder excluded by the terms of the Rights Plan) if after the Separation Time, redeem the Rights in whole, but not in part, at a price of $0.0001 per Right, subject to adjustment (the "Redemption Price"). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

              The Board of Directors may, at any time prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of the Corporation's Common Shares otherwise than pursuant to a take-over bid made by means of a take-over bid circular to all holders of record of Common Shares, with the prior consent of the majority of Independent Shareholders, waive the application of the Rights Plan to such Flip-in Event. In such event, the Board of Directors will extend the Separation Time to a date at least 10 business days following the meeting of Shareholders called to approve such waiver.

              The Board of Directors may also waive the application of the Rights Plan to a Flip-in Event, if the Board of Directors has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person. Any such waiver must be on the condition that such Acquiring Person: (a) has, within 30 days after the Board of Directors' determination (or such earlier or later date as the Board of Directors decides), reduced its beneficial ownership of the voting shares such that it is no longer an Acquiring Person; or (b) enters into a contractual arrangement with the Corporation, on terms acceptable to the Board of Directors, to reduce its beneficial ownership of voting shares within 30 days of the entry into such contractual arrangement; and in the event of such waiver, for the purposes of the Rights Plan, the Flip-in Event shall be deemed never to have occurred.

              In the event that, prior to the occurrence of a Flip-in Event, a person acquires Common Shares pursuant to a Permitted Bid, a Competing Permitted Bid or pursuant to a take-over bid for which the Board of Directors has waived the application of the Rights Plan, then the Corporation shall, immediately upon the consummation of such acquisition and without further formality, redeem the Rights for the Redemption Price.

              The Board of Directors may, at any time prior to the occurrence of a Flip-in Event that would occur by reason of a take-over bid for all of the voting shares made by means of a take-over bid circular sent to all holders of record of voting shares, waive the application of the Rights Plan to such Flip-in Event by prior written notice delivered to the Rights Agent, provided however, that if the Board of Directors waives the application of the Rights Plan to such Flip-in Event, the Board of Directors shall be deemed to have waived the application of the Rights Plan to any other Flip-in Event occurring by reason of any take-over bid for all voting shares which is made by means of a take-over bid circular sent to all holders of record of voting shares prior to the expiry, termination or withdrawal of any take-over bid in respect of which a waiver is, or is deemed to have been granted.

              Prior to the Separation Time, the Corporation may, by resolution of the Board of Directors and with the prior consent of the majority of Independent Shareholders, supplement or amend the Rights Plan and the Rights (whether or not such action would materially adversely affect the interests of the holders of the Rights generally). Following the Separation Time, the Corporation may, by resolution of the Board of Directors and with the prior consent of the majority of the holders of the Rights (other than an Acquiring Person or other holder as excluded by the terms of the Rights Plan), supplement or amend the Rights Plan and the Rights (whether or not such action would materially adversely affect the interests of the holders of the Rights generally).

Term

              If reconfirmed at the Meeting, the Rights Plan must be reconfirmed at every third annual meeting following the Meeting, or the Rights Plan and the Rights will otherwise terminate on the date of the meeting if the Rights Plan is not reconfirmed or presented for reconfirmation.

Notwithstanding the foregoing, the Rights will terminate on the close of business on February 28, 2023.

Effect of Rights Plan

              The Board of Directors believes that the ultimate effect of the Rights Plan is to ensure equal treatment of Shareholders in the context of an acquisition of control. It is not the intention of the Board of Directors to entrench itself or avoid a bid for control that is fair and in the best interest of the Corporation. For example, Shareholders may tender to a bid that meets the Permitted Bid criteria without triggering the Rights Plan, regardless of the acceptability of the bid to the Board of Directors. The Rights Plan does not diminish or detract from the duty of the Board of Directors to act honestly, in good faith and in the best interests of the Corporation, or to consider on that basis any take-over bid that is made, nor does the Rights Plan alter the proxy mechanism to change the Board of Directors, create dilution on the initial issue of the Rights, or change the way in which the Common Shares trade. The Rights Plan was not adopted in response to, or in anticipation of, any known take-over bid or proposal to acquire control of the Corporation.

Shareholder Approval

              In order for the resolution reconfirming the Rights Plan to be effective, at least a majority of the votes cast by Shareholders present in person or represented by proxy at the Meeting must be voted in favor of the Rights Plan Resolution. If the Rights Plan Resolution is passed at the Meeting, the Rights Plan will continue in effect. If the Rights Plan Resolution is not passed, the Rights Plan will become void and of no further force and effect and the Corporation will no longer have any form of shareholder rights plan.

              The persons named in the accompanying Form of Proxy will vote such proxy in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying Form of Proxy is executed and returned (and not revoked) prior to the Meeting, the Common Shares represented by the Form of Proxy will be voted in favour of the Rights Plan Resolution.

The Board of Directors recommends a vote FOR the reconfirmation of the Rights Plan Resolution, as disclosed in this Information Circular and Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Exchange Act requires the Corporation's officers and Directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) reports they file.

              Based solely on a review of the reports furnished to the Corporation, the Corporation believes that during the year ended December 31, 2015, the Corporation's officers and Directors timely filed all reports they were required to file under Section 16(a), except as follows:

              On behalf of Mr. Ronan, a Form 4 reporting the grant of notional shares under the LTIP on February 23, 2015 was filed on March 16, 2015. On behalf of Mr. Palter, a Form 4 reporting the purchase of 15,000 Common Shares on August 19, 2015 was filed on December 31, 2015.

Certain Relationships and Related Party Transactions

              Other than the compensation agreements and arrangements described herein, there has not been since the beginning of the Corporation's last fiscal year, and there is not currently proposed, any transaction or series of similar transactions to which the Corporation was or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Policies and Procedures for Review of Transactions with Related Persons

              The Corporation requires that any related party transaction be brought to the attention of the Board of Directors for review and preapproval. The Board of Directors will review and preapprove all relationships and transactions in which the Corporation and any of the Directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of its voting securities and their family members, have a direct or indirect material interest. In preapproving or rejecting such proposed relationships and transactions, the Board of Directors shall consider the relevant facts and circumstances available and deemed relevant to this determination. When appropriate, the Board of Directors will review a report of an independent financial advisor in making a decision on whether to preapprove a related party transaction.

Indebtedness of Directors and Officers

              For the year ended December 31, 2015, there was no indebtedness of any current or former officers or Directors of or any of its subsidiaries entered into in connection with a purchase of securities of the Corporation or its subsidiaries or for any other purpose.

Interest of Informed Persons in Material Transactions

              To the knowledge of the Directors, other than as disclosed under the heading "Certain Relationships and Related Transactions," no executive officer, Director or proposed nominee for election as a Director, or any associate or affiliate of any such persons, had any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any material transaction with the Corporation since the commencement of the Corporation's 2015 fiscal year.

Shareholder Proposals for 2017 Annual Meeting

              Shareholder proposals intended to be presented at the next annual meeting of Shareholders and which are to be considered for inclusion in the Corporation's information circular and proxy statement and form of proxy for that meeting, must be received by the Corporation on or before the earlier of (i) January 5, 2017; and (ii) the date that the Corporation has sent notice of the next annual meeting to Shareholders (the "Proposal Date"), pursuant to the Exchange Act and the BCBCA. The form and content of proposals must also comply with the BCBCA, the Corporation's governing statute, and with the rules of the SEC governing the form and content of proposals in order to be included in the Corporation's information circular and proxy statement and form of proxy. Any such proposals should be mailed to the Corporate Secretary at Atlantic Power Corporation, 3 Allied Drive, Suite 220, Dedham, Massachusetts, 02026, with a copy to Atlantic Power Corporation, c/o MacPherson Leslie & Tyerman LLP, 355 Burrard Street, Suite 1900, Vancouver, British Columbia, Canada V6C 2G8.

              Notice of a Shareholder proposal will be considered untimely if received by the Corporation after the Proposal Date, pursuant to the BCBCA and the Exchange Act. The Advance Notice Policy as described in this Information Circular and Proxy Statement requires notice of Shareholder nominations for directors to be presented at the next annual meeting of Shareholders to be made not less than 30 days nor more than 65 days prior to the date of the next annual meeting of Shareholders; provided, however, that in the event that the annual meeting of Shareholders is to be held on a date that is less than 50 days after the date (the "Notice Date") on which the first public announcement of the date of the annual meeting was made, notice by the nominating Shareholder may be made not later than the close of business on the tenth day following the Notice Date. The form and content of proposals and nominations must also comply with the BCBCA and, to the extent applicable, the rules of the SEC governing form and content of proposals and the Advance Notice Policy, if ratified and approved.

Shareholder Communications

              Shareholders who wish to communicate with any of the Directors or the Board of Directors as a group may do so by writing to them at Name(s) of Directors(s)/Board of Directors, c/o Corporate Secretary, Atlantic Power Corporation, 3 Allied Drive, Suite 220, Dedham, Massachusetts 02026. All correspondence will be promptly forwarded by the Corporate Secretary to the addressee.

Directions to 2016 Annual and Special Meeting of Shareholders

              Directions to attend the Meeting where you may vote in person can be obtained on the Corporation's website at www.atlanticpower.com under "MEDIA & EVENTS—Annual General Meeting" and via phone at (617) 977-2700. Information contained on the Corporation's website or that can be accessed through the Corporation's website is not incorporated into and does not constitute a part of this Information Circular and Proxy Statement. The Corporation has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

ADDITIONAL INFORMATION

              Financial information is provided in the Corporation's comparative financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") in the Corporation's Annual Report on Form 10-K. Copies of the Corporation's financial statements as of and for the year ended December 31, 2015, together with the auditors' report thereon, the MD&A, the Corporation's Annual Report on Form 10-K and this Information Circular and Proxy Statement are available upon written request from the Corporate Secretary of the Corporation, 3 Allied Drive, Suite 220, Dedham, Massachusetts 02026, via phone (617) 977-2700 or via email at info@atlanticpower.com. The Corporation may require payment of a reasonable charge if the request is made by a person who is not a Shareholder. These documents and additional information relating to the Corporation may also be found on SEDAR at www.sedar.com, on EDGAR at www.sec.gov/edgar.shtml and on the Corporation's website at www.atlanticpower.com. Information contained on the Corporation's website or that can be accessed through the Corporation's website is not incorporated into and does not constitute a part of this Information Circular and Proxy Statement. The Corporation has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

OTHER BUSINESS

              The Directors and management are not aware of any matters intended to come before the Meeting other than those items of business set forth in the attached Notice of Meeting accompanying this Information Circular and Proxy Statement. If any other matters properly come before the Meeting, it is the intention of the persons named in the Form of Proxy to vote in respect of those matters in accordance with their judgment.

APPROVAL OF DIRECTORS

              The contents and the sending of this Information Circular and Proxy Statement to the Shareholders have been approved by the Board of Directors.

BY ORDER OF THE BOARD OF DIRECTORS
Dated: April 29, 2016	"Irving R. Gerstein" Chair of the Board of Directors Atlantic Power Corporation

SCHEDULE A

SHAREHOLDER RIGHTS PLAN RESOLUTION

BE IT RESOLVED THAT:

  1.
  the Shareholder Rights Plan agreement adopted by the Board of Directors of Atlantic Power Corporation (the "Corporation") effective as of February 28, 2013 between the Corporation and Computershare Investor Services Inc., as rights agent, is hereby approved, ratified and confirmed; and

  2.
  any one director or officer of the Corporation is hereby authorized and empowered to execute or cause to be executed, whether under the seal of the Corporation or otherwise and to deliver or cause to be delivered, all such documents and instruments and to do or cause to be done all such other acts and things as such director or officer may determine to be necessary or desirable in order to carry out the intent of this resolution, such determination to be conclusively evidenced by the execution and delivery of such documents and other instruments or the doing of any such act or thing.

A-1

SCHEDULE B

MANDATE OF THE BOARD OF DIRECTORS
ATLANTIC POWER CORPORATION
CHARTER OF THE BOARD OF DIRECTORS

              The purpose of this charter is to set out the mandate and responsibilities of the board of directors (the "Board") of Atlantic Power Corporation (the "Issuer").

Composition

              The Board shall be constituted with a majority of individuals who qualify as "independent directors" as defined in National Policy 58-201—Corporate Governance Guidelines, applicable securities law and the relevant listing standards of the New York Stock Exchange. The Board collectively should possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of the Issuer's business and affairs.

Responsibilities of the Board of Directors

              The Board is responsible for the stewardship of the Issuer and in that regard shall be specifically responsible for:

  i.
  adopting a strategic planning process and approving, on at least an annual basis, a budget, and evaluating and discussing a strategic plan for the upcoming year which takes into account, among other things, the opportunities and risks of the Issuer's business and investments;

  ii.
  to the extent feasible, satisfying itself as to the integrity of the Chief Executive Officer and senior officers of the Issuer that such officers create a culture of integrity throughout the organization as well as satisfying itself that the Chief Executive Officer is effectively assessing the integrity of the other senior officers of the Issuer and its subsidiaries;

  iii.
  the identification of the principal risks of the Issuer's business and ensuring the implementation of appropriate systems to manage these risks;

  iv.
  ensuring that the Issuer has adopted processes, procedures and controls that are designed to ensure compliance with all applicable laws and legal requirements;

  v.
  adopting a communication policy which enables the Issuer to communicate effectively and addresses how the Issuer interacts with all of its stakeholders, including analysts and the public, contains measures for the Issuer to avoid selective disclosure and is reviewed at such intervals or times as the Board deems appropriate;

  vi.
  with the assistance of the senior officers of the Issuer, reviewing and making recommendations to the board of managers of Atlantic Holdings with respect to all asset acquisitions and/or dispositions of the Issuer and/or any of its subsidiaries;

  vii.
  ensuring the integrity of the Issuer's internal control and management information systems;

  viii.
  from time to time, establishing and maintaining committees as it determines necessary or appropriate, but which at all times shall include:

  (a)
  a standing audit committee (the "Audit Committee");

  (b)
  standing compensation committee (the "Compensation Committee"); and

  (c)
  a standing nominating and corporate governance committee (the "Nominating Committee").

  ix.
  reviewing and reassessing the adequacy of the charters of the Audit Committee, Compensation Committee and Nominating Committee at such intervals or times as the Board deems appropriate;

  x.
  receiving recommendations of the Audit Committee respecting, and reviewing and approving, the audited, interim and any other publicly announced financial information of the Issuer;

  xi.
  reviewing and considering the results of the Compensation Committee's evaluations of the Issuer's overall compensation and significant human resource plans, policies and programs and reviewing and approving the Compensation Discussion and Analysis to be included in the Issuer's annual proxy circular based on the recommendations of the Compensation Committee;

  xii.
  receiving recommendations of the Nominating Committee regarding proposed nominees for the Board, the composition of the Board (including size and membership) and the committees of the Board, succession planning, and with respect to the Issuer's approach to governance and its corporate governance policies;

  xiii.
  meeting regularly with management to receive reports respecting the performance of the Issuer, new and proposed initiatives, the Issuer's business and investments, management concerns and any areas of concern involving the Issuer; and

  xiv.
  meeting regularly without management and non-independent directors.

              Although the Board is called upon to "manage" the business and affairs of the Issuer, the Issuer has delegated responsibility for managerial and executive oversight and certain administrative services to the Chief Executive Officer and other senior officers of the Issuer. Reciprocally, the senior officers shall keep the Board fully informed of the progress of the Issuer and its subsidiaries towards the achievement of their established goals and of all material deviations from the goals or objectives and policies established by the Board in a timely and candid manner.

              It is recognized that every director in exercising powers and discharging duties must act honestly and in good faith with a view to the best interest of the Issuer. Directors must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In this regard, they will comply with their duties of honesty, loyalty, care, diligence, skill and prudence.

              In addition, directors are expected to carry out their duties in accordance with policies adopted by the Board from time to time, the current policy being annexed hereto as Appendix "A".

              It is expected that the Issuer's senior officers will co-operate in all ways to facilitate compliance by the Board with its legal duties by causing the Issuer and its subsidiaries to take such actions as may be necessary in that regard and by promptly reporting any data or information to the Board that may affect such compliance.

Responsibilities of Chair

              The role and responsibilities of the Chair of the Board are set out below:

  i.
  the Chair shall be expected to attend and chair meetings of the Board of the Issuer and shareholders of the Issuer;

  ii.
  the Chair shall be an independent director;

  iii.
  the Chair shall not be expected to and shall not perform policy making functions other than in his or her capacity as a director of the Issuer. The Chair shall not have the right or entitlement to bind the Issuer in his or her capacity as Chair;

  iv.
  the Chair shall provide direction with respect to the dates and frequency of Board meetings and related committee meetings and the Chair shall liaise with the Chief Executive Officer of the Issuer to prepare Board meeting agendas;

  v.
  the Chair shall ensure that the Board understands the boundaries between Board and management responsibilities; and

  vi.
  the Chair shall ensure that the Board carries out its responsibilities effectively, which will involve the Board meeting on a regular basis without management present and will include acting as a liaison between the independent directors and the Issuer's senior officers, and may involve assigning responsibility for administering the Board's relationship with management to a committee of the Board.

Decisions Requiring Prior Approval of the Board of Directors

              Approval of the Board shall be required for:

  i.
  dividends;

  ii.
  significant acquisitions/dispositions;

  iii.
  related party transactions;

  iv.
  the annual budget for the Issuer;

  v.
  the public dissemination of any financial information;

  vi.
  the issuance or repurchase of securities of the Issuer;

  vii.
  establishing or revising the charters of committees of the Board; and

  viii.
  any other matter that would give rise to a "material change" to the Issuer.

              In considering related party transactions, when appropriate, the Board will review a report of an independent financial advisor in making their decision. The foregoing list is intended to specify particular matters requiring Board approval and is not intended to be an exhaustive list.

Measures for Receiving Shareholder Feedback

              All publicly disseminated materials of the Issuer shall provide for a mechanism for feedback of shareholders. Persons designated to receive such information shall be required to provide a summary of the feedback to the directors on a semi-annual basis or at such other more frequent intervals as they see fit.

Meetings

              The Board will meet not less than four times per year: three meetings to review quarterly results; and one prior to the issuance of the annual financial results of the Issuer. A quorum for the meetings shall be a majority of the directors then holding office.

              From time to time directors may be asked to participate in Board retreats which may last one to three days.

Meeting Guidelines

              Directors will be expected to have read and considered the materials sent to them in advance of each meeting, and to be prepared to discuss the matters contained in such materials at the meeting. Administrative matters (e.g., bank signing resolutions, etc.) which require a vote will be batched for voting purposes. Directors will be expected to ask questions relating to batched items in advance of the meeting. The notice of meeting will highlight significant matters to be dealt with at each meeting so that directors can focus on reviewing the related materials. The senior officers of the Issuer will be made accessible to directors at Board meetings and Board committee meetings to fulfill their obligations.

Remuneration

              Remuneration shall be at a level which will attract and motivate professional and competent members.

Telephone Board Meetings

              A director may participate in a meeting of the directors or in a committee meeting by means of telephone, electronic or such other communications facilities as permit all persons participating in the meeting to communicate with each other and a director participating in such a meeting by such means is deemed to be present at the meeting.

              Although it is the intent of the Board to follow an agreed meeting schedule as closely as possible, from time to time, with respect to time-sensitive matters, telephone Board meetings may be required to be called in order for directors to be in a position to better fulfill their legal obligations. Alternatively, management may request the directors to approve certain matters by unanimous consent.

Expectations of Management

              The senior officers of the Issuer shall be required to report to the Board at the request of the Board on the performance of the Issuer, new and proposed initiatives, the Issuer's business and investments, management concerns and any other matter the Board or its Chair may deem appropriate. In addition, the Board expects the senior officers of the Issuer to promptly report to the Chair of the Board any significant developments, changes, transactions or proposals respecting the Issuer or its subsidiaries.

APPENDIX A
POLICY OF PRACTICES FOR DIRECTORS

Attendance at Meetings

              Each director is expected to have a very high record of attendance at meetings of the Board, and at meetings of each Board committee on which the director sits. A director is expected to:

  i.
  advise the Chair as to planned attendance at Board and committee meetings shortly after meeting schedules have been distributed;

  ii.
  advise the Chair as soon as possible after becoming aware that he or she will not be able to attend a meeting; and

  iii.
  attend a meeting by conference telephone if unable to attend in person.

Preparation for Meetings

              Directors are expected to carefully review and consider the materials distributed in advance of a meeting of the Board or a committee of the Board. Directors are also encouraged to contact the Chair, the Chief Executive Officer of the Issuer and any other appropriate officers to ask questions and discuss agenda items prior to meetings.

Conduct at Meetings

              Directors are expected to ask questions and participate in discussions at meetings, and to contribute relevant insights and experience. In discussions at meetings, a director should:

  i.
  be candid and forthright;

  ii.
  not be reluctant to express views contrary to those of the majority;

  iii.
  be concise and, in most circumstances, respect the time constraints of a meeting; and

  iv.
  be courteous to and respectful of other directors and guests in attendance.

Knowledge of the Issuer's Business

              Directors are expected to be knowledgeable with respect to the various fields and divisions of business of the Issuer. Although the senior officers of the Issuer have a duty to keep the Board informed about developments in the Issuer's business, directors have a primary duty of care and diligence, which includes a duty of inquiry. Directors should:

  i.
  ask questions of the Issuer's senior officers and other directors/managers, at meetings and otherwise, to increase their knowledge of the business of the Issuer;

  ii.
  familiarize themselves with the risks and challenges facing the business of the Issuer;

  iii.
  read all internal memoranda and other documents circulated to the directors, and all reports and other documents issued by the Issuer for external purposes;

  iv.
  insist on receiving adequate information from the Issuer's senior officers with respect to a proposal before Board approval is requested;

  v.
  familiarize themselves with the Issuer's competitors by, among other things, reading relevant news, magazine and trade journal articles; and

  vi.
  familiarize themselves with the legal and regulatory framework within which the Issuer carries on its business.

Personal Conduct

              Directors are expected to:

  i.
  exhibit high standards of personal integrity, honesty and loyalty to the Issuer;

  ii.
  project a positive image of the Issuer to news media, the financial community, governments and their agencies, shareholders and employees;

  iii.
  be willing to contribute extra efforts, from time to time as may be necessary including, among other things, being willing to serve on committees of the Board; and

  iv.
  disclose any potential conflict of interest that may arise with the business or affairs of the Issuer and, generally, avoid entering into situations where such conflicts could arise or could reasonably be perceived to arise.

Independent Advice

              In discharging its mandate, the Board shall have the authority to retain (and authorize the payment by the Issuer of) and receive advice from, special legal, accounting or other advisors and outside consultants if appropriate.

Other Directorships and Significant Activities

              The Issuer values the experience directors bring from other boards on which they serve and other activities in which they participate, but recognizes that those boards and activities also may present demands on a director's time and availability and may present conflicts or legal issues, including independence issues. No director should serve on the board of a competitor or of a regulatory body with oversight of the Issuer. Each director should, when considering membership on another board or committee, make every effort to ensure that such membership will not impair the director's time and availability for his or her commitment to the Issuer. Directors should advise the Chair of the Board and the Chief Executive Officer before accepting membership on other public corporation boards of directors or any audit committee or other significant committee assignment on any other board of directors, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments or a change in the director's relationship to the Issuer.

SCHEDULE C

ATLANTIC POWER CORPORATION

RECONCILIATION FROM CASH FLOW FROM OPERATING ACTIVITIES (A GAAP MEASURE) TO
ADJUSTED FREE CASH FLOW FOR THE YEAR ENDED DECEMBER 31, 2015 (UNAUDITED)

	Continuing Operations	Discontinued Operations	Total

Project Adjusted EBITDA	$208.9	$28.1	$237.0

Adjustment for equity method projects(1)	2.2	(2.7)	(0.5)
Corporate G&A expense	(29.4)	—	(29.4)
Cash interest payments	(98.3)	(1.5)	(99.8)
Cash taxes	(3.9)	(6.2)	(10.1)
Other, including changes in working capital	(7.8)	(2.0)	(9.8)

Cash flows from operating activities	$71.7	$15.7	$87.4

Changes in other operating balances	7.8	2.0	9.8
Severance charges	3.9	—	3.9
Restructuring and other charges	0.6	—	0.6
Shareholder litigation expenses	0.6	—	0.6
Refinancing transaction costs (Q1 2014)	1.1	—	1.1
Debt redemption costs (9.0% Notes) (Q3 2015)	19.5	—	19.5

Adjusted Cash Flows from Operating Activities	$105.3	$17.7	$123.0

Term loan facility repayments(2)	(68.3)	—	(68.3)
Project-level debt repayments	(15.1)	—	(15.1)
Purchases of property, plant and equipment	(11.3)	—	(11.3)
Distributions to noncontrolling interests(3)	—	(3.7)	(3.7)
Dividends on preferred shares of a subsidiary company	(8.8)	—	(8.8)

Adjusted Free Cash Flow	$1.8	$14.0	$15.8

Additional GAAP cash flow measures:
Cash flows from investing activities	$333.7	($12.8)	$320.9
Cash flows from financing activities	($432.8)	($13.0)	($445.8)

(1)
Represents difference between Project Adjusted EBITDA and cash distributions from equity method projects.

(2)
Includes 1% mandatory annual amortization and 50% excess cash flow repayments by Atlantic Power Limited Partnership.

(3)
Distributions to noncontrolling interests primarily include distributions, if any, to the tax equity investors at Canadian Hills and to the other 50% owner of Rockland. These projects were sold in June 2015.

Note: This table presents Project Adjusted EBITDA, Adjusted Cash Flows from Operating Activities and Adjusted Free Cash Flow, which are not recognized measures under GAAP and do not have any standardized meanings prescribed by GAAP; therefore, these measures may not be comparable to similar measures presented by other companies.

C-1

ATLANTIC POWER CORPORATION Security Class Holder Account Number -------Fold Form of Proxy - Annual and Special Meeting to be held on June 21, 2016 This Form of Proxy is solicited by and on behalf of the Board of Directors. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. If this proxy is not dated, it will be deemed to bear the date on which it is mailed to the holder. The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors. The securities represented by this proxy will be voted in favour, withheld or abstained from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors presently knows of no matters to come before the meeting other than the matters identified in the Notice of Meeting. This proxy should be read in conjunction with the accompanying documentation provided by Management and the Board of Directors. 2. 3. 4. 5. 6. 7. -------Fold 8. Proxies submitted must be received by 10:00 a.m., Eastern Time, on June 17, 2016. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone To Vote Using the Internet To Receive Documents Electronically • Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free • Go to the following web site: www.investorvote.com/ATP • Smartphone? Scan the QR code to vote now. • You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com and clicking at the bottom of the page. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Board of Directors nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER

Appointment of Proxyholder I/We, being holder(s) of Atlantic Power Corporation (the "Corporation") hereby appoint: Irving R. Gerstein, or failing him, R. Foster Duncan, or failing him, Holli C. Ladhani Print the name of the person you are appointing if this person is someone other than the Board of Directors Nominees listed herein. OR as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given in respect of any matter, as recommended by the Board of Directors) and all other matters that may properly come before the Annual and Special Meeting of Shareholders of Atlantic Power Corporation to be held at Omni King Edward Hotel, 37 King Street East, Belgravia Room, Toronto, Ontario M5C 1E9 on June 21, 2016 at 10:00 a.m. (Eastern Time) and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors For Withhold For Withhold For Withhold 01. Irving R. Gerstein 02. R. Foster Duncan 03. Kevin T. Howell -------Fold 04. Holli C. Ladhani 05. Gilbert S. Palter 06. Teresa M. Ressel 07. James J. Moore, Jr. Against Abstain 2. Executive Officer Compensation The approval, by non-binding advisory vote, of named executive officer compensation. Withhold 3. Appointment of Auditors The appointment of KPMG LLP as auditors of the Corporation and to authorize the Board of Directors to fix the auditors' remuneration. Against Abstain 4. Shareholder Rights Plan The Approval of an ordinary resolution of the Shareholders, the full text of which is set forth in Schedule "A" to this Information Circular and Proxy Statement, to approve, ratify and confirm the Shareholder Rights Plan adopted by the Board of Directors of the Corporation effective February 28, 2013 between the Corporation and Computershare Investor Services Inc. as rights agent. -------Fold Authorized Signature(s) - This section must be completed for your instructions to be executed. Signature(s) Date I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors. Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. Information Circular - Mark this box if you would like to receive the Information Circular by mail for the next securityholders' meeting. A T P Q 2 2 8 8 0 8 A R 4 For For For

QuickLinks

Atlantic Power Corporation
DEFINITIVE PROXY STATEMENT
NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 21, 2016

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD
EXECUTIVE COMPENSATION